Exhibit 2.1

EXECUTION COPY AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG FIRST FINANCIAL CORPORATION, FIRST FINANCIAL BANK, NATIONAL ASSOCIATION, SIMPLYBANK., AND FFB INTERIM BANK, N.A. (UPON ITS FORMATION) DATED AS OF NOVEMBER 13, 2023

EXECUTION COPY

TABLE OF CONTENTS

ARTICLE I. **2**

THE MERGERS **2**

1.01 The Interim Merger. 2
1.02 Effect of the Interim Merger. 2
1.03 Conversion and Exchange of Shares: Interim Merger. 3
1.04 Appraisal Rights. 3
1.05 Reservation of Right to Revise Structure. 3
1.06 Absence of Control. 4
1.07 The Bank Merger. 4

ARTICLE II. MANNER AND BASIS OF EXCHANGE OF STOCK **4**

2.01 Merger Consideration. 4
2.02 Exchange Procedures. 5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SIMPLYBANK **6**

3.01 Organization and Authority 8
3.02 Authorization. 8
3.03 **Capitalization.** 9
3.04 Organizational Documents 10
3.05 Compliance with Law. 10
3.06 Litigation and Pending Proceedings. 12
3.07 Financial Statements and Reports. 12
3.08 Material Contracts. 13
3.09 Absence of Undisclosed Liabilities. 15
3.10 Title to Properties. 15
3.11 Loans and Investments. 17
3.12 Indebtedness. 19
3.13 No Shareholder Rights Plan. 19
3.14 Employee Benefit Plans. 19
3.15 Labor and Employment Matters. 23
3.16 Obligations to Employees. 23
3.17 Taxes, Returns and Reports. 24
3.18 Deposit Insurance. 26
3.19 Insurance. 26
3.20 Books and Records. 26
3.21 Broker's, Finder's or Other Fees. 27
3.22 Interim Events. 27
3.23 Insider Transactions. 28
3.24 Indemnification Agreements. 28
3.25 Shareholder Approval. 29
3.26 Intellectual Property. 29
3.27 Information Technology. 30
3.28 Community Reinvestment Act. 31
3.29 Bank Secrecy and Anti-Money Laundering Compliance. 31
3.30 Agreements with Regulatory Agencies. 31
3.31 Approval Delays. 32
3.32 Fiduciary Accounts. 32
3.33 Fairness Opinion. 32
3.34 Election. 32
3.35 Subordinated Indebtedness. 32

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3.36 TRANSACTIONS WITH AFFILIATES. 32
3.37 DISCLAIMER 33

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF FFC AND BANK 33

4.01 ORGANIZATION AND AUTHORITY 33
4.02 AUTHORIZATION. 34
4.03 COMPLIANCE WITH LAW. 35
4.04 ACCURACY OF INFORMATION PROVIDED TO SIMPLYBANK. 35
4.05 LITIGATION AND PENDING PROCEEDINGS. 35
4.06 APPROVAL DELAYS. 36
4.07 NO SHAREHOLDER APPROVAL. 36
4.08 AGREEMENTS WITH REGULATORY AGENCIES. 36
4.09 AVAILABLE FUNDS; CAPITALIZATION. 36
4.10 BROKER. 37
4.11 DISCLAIMER. 37

ARTICLE V. CERTAIN COVENANTS 37

5.01 SHAREHOLDER APPROVAL. 37
5.02 OTHER APPROVALS. 37
5.03 CONDUCT OF BUSINESS. 38
5.04 INSURANCE. 42
5.05 ACCRUALS FOR LOAN LOSS RESERVE AND EXPENSES. 42
5.06 ACQUISITION PROPOSALS. 43
5.07 PRESS RELEASES. 45
5.08 CHANGES AND SUPPLEMENTS TO DISCLOSURE SCHEDULE. 46
5.09 FAILURE TO FULFILL CONDITIONS; COOPERATION. 46
5.10 ACCESS; INFORMATION. 46
5.11 FINANCIAL STATEMENTS. 47
5.12 ENVIRONMENTAL. 47
5.13 GOVERNMENTAL REPORTS AND SHAREHOLDER INFORMATION. 49
5.14 ADVERSE ACTIONS. 49
5.15 EMPLOYEE BENEFITS AND EMPLOYEES. 49
5.16 TERMINATION OF 401(K) PLAN. 50
5.17 DISPOSITION OF WELFARE BENEFIT AND SEC. 125 PLANS. 50
5.18 INTERIM BANK MERGER. 51
5.19 COOPERATION ON CONVERSION OF SYSTEMS. 51
5.20 INSTALLATION/CONVERSION OF EQUIPMENT. 51
5.21 TERMINATION OF CONTRACTS. 52
5.22 ACCURACY OF INFORMATION PROVIDED TO FFC. 52

ARTICLE VI. COVENANTS OF FFC 52

6.01 APPROVALS. 52
6.02 EMPLOYEE BENEFIT PLANS AND EMPLOYEE PAYMENTS. 53
6.03 ADVERSE ACTIONS. 54
6.04 D&O INSURANCE AND INDEMNIFICATION. 54
6.05 CHANGES AND SUPPLEMENTS TO FFC DISCLOSURE SCHEDULE. 56
6.06 TAX MATTERS. 56
6.07 FAILURE TO FULFILL CONDITIONS; COOPERATION. 58

ARTICLE VII. CONDITIONS PRECEDENT TO THE MERGER 58

7.01 CONDITIONS PRECEDENT TO FFC'S OBLIGATIONS. 58
7.02 CONDITIONS PRECEDENT TO SIMPLYBANK'S OBLIGATIONS. 61

ARTICLE VIII. TERMINATION OF MERGER 62

8.01 TERMINATION. 62
8.02 EFFECT OF TERMINATION 64

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ARTICLE IX. EFFECTIVE TIME OF THE MERGER 65

ARTICLE X. CLOSING 65

10.01 CLOSING DATE AND PLACE. 65
10.02 DELIVERIES. 66

ARTICLE XI. MISCELLANEOUS 67

11.01 EFFECTIVE AGREEMENT 67
11.02 WAIVER; AMENDMENT. 67
11.03 NOTICES 67
11.04 HEADINGS. 68
11.05 SEVERABILITY 68
11.06 COUNTERPARTS; FACSIMILE. 68
11.07 GOVERNING LAW; SPECIFIC ENFORCEMENT; JURY TRIAL. 69
11.08 ENTIRE AGREEMENT. 69
11.09 SURVIVAL OF REPRESENTATIONS, WARRANTIES OR COVENANTS. 69
11.10 EXPENSES 69
11.11 CERTAIN REFERENCES. 70

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AGREEMENT AND PLAN OF REORGANIZATION PAGE 1 AGREEMENT AND PLAN OF REORGANIZATION THIS AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is dated to be effective as of the 13th day of November, 2023, by and among FIRST FINANCIAL CORPORATION, an Indiana corporation (“FFC”), FIRST FINANCIAL BANK, N.A. (the “Bank”), a national banking association, SIMPLYBANK. (“SimplyBank”), a Tennessee-chartered commercial bank, and FFB INTERIM BANK, N.A. (“FFB Interim Bank”), a to-be-formed interim national banking association, which shall become a party to this Agreement upon its formation. WITNESSETH: WHEREAS, FFC is an Indiana corporation registered as a bank holding company with the Board of Governors of the Federal Reserve System (“FRB”) under the Bank Holding Company Act of 1956, as amended (the “BHC Act”) with its principal office located in Terre Haute, Indiana; WHEREAS, the Bank is a national banking association and wholly owned subsidiary of FFC with its principal office located in Terre Haute, Indiana; WHEREAS, SimplyBank is a Tennessee-chartered commercial bank with its principal office located in Dayton, Tennessee; WHEREAS, the Board of Directors of FFC, the Board of Directors of the Bank, and the Board of Directors of SimplyBank have determined that this Agreement and the business combination and related transactions under this Agreement are advisable and in the best interests of their respective companies and their respective shareholders, have determined that this Agreement and the business combination and related transactions under this Agreement are consistent with and in furtherance of their respective business strategies, and have approved this Agreement and the business combination and related transactions under this Agreement; WHEREAS, following execution of this Agreement, FFC will cause the formation of FFB Interim Bank as a national banking association and wholly-owned subsidiary of FFC for the sole purpose of merging with and into SimplyBank; WHEREAS, it is the desire of FFC, the Bank, and SimplyBank to effect a transaction whereby FFB Interim Bank will be merged with and into SimplyBank and immediately thereafter SimplyBank will be merged with and into the Bank, with the Interim Merger (as defined below) being treated as a “qualified stock purchase” for federal income Tax purposes; WHEREAS, the Boards of Directors of FFC, the Bank, and SimplyBank, respectively, have approved this Agreement and authorized its execution and FFC will cause the directors of FFB Interim Bank to approve this Agreement after FFB Interim Bank’s organization; WHEREAS, as a condition to the willingness of FFC and the Bank to enter into this Agreement, all of the shareholders of SimplyBank have entered into a Voting Agreement, substantially in the form of Exhibit A hereto and dated as of the date of this Agreement;

AGREEMENT AND PLAN OF REORGANIZATION PAGE 2 NOW, THEREFORE, in consideration of the foregoing premises, the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby make this Agreement and prescribe the terms and conditions of the merger of FFB Interim Bank with and into SimplyBank, and the mode of carrying such merger into effect as follows: ARTICLE I. THE MERGERS The Interim Merger. Subject to the terms and conditions of this Agreement, the federal banking laws of the United States of America and Title 45 of the Tennessee Code Annotated, as amended (“TCA”), promptly following the execution of this Agreement, FFC will cause the formation of FFB Interim Bank as a wholly-owned subsidiary of FFC, formed for the sole purpose of merging with and into SimplyBank, and FFB Interim Bank shall, and FFC shall cause FFB Interim Bank to, merge with and into SimplyBank at the Effective Time (as defined in Article IX) (hereinafter such merger shall be referred to as the “Interim Merger”). SimplyBank shall be the “Surviving Bank” of the Interim Merger. The Interim Merger shall be effected pursuant to the Interim Merger Agreement attached as Exhibit B the “Interim Merger Agreement”). FFC, SimplyBank, and FFB Interim Bank shall execute the Interim Merger Agreement within five (5) business days subsequent to the formation of FFB Interim Bank. Effect of the Interim Merger. (a) General Description. Upon the effectiveness of the Interim Merger, the separate existence of FFB Interim Bank shall cease and the Surviving Bank shall possess all assets and all of the rights, privileges, immunities, powers and franchises and shall be subject to all of the duties and liabilities of FFB Interim Bank and the Surviving Bank existing immediately prior to the effectiveness of the Interim Merger, with all of the effect provided in 12 U.S.C. § 214b and Tenn. Code Ann. § 45-2-1308. The Surviving Bank shall continue to be a commercial bank organized and existing under the laws of the State of Tennessee, with FFC as its sole stockholder. (b) Name, Officers and Directors. The name of the Surviving Bank shall be “SimplyBank.” and its principal office shall be located at 420 3rd Avenue, Dayton, Tennessee 37321. The officers of FFB Interim Bank serving at the Effective Time shall serve as the officers of the Surviving Bank, until such time as their successors shall have been duly elected and have qualified or until their earlier resignation, death or removal from office. The directors of the Surviving Bank following the Effective Time shall be those individuals serving as directors of FFB Interim Bank at the Effective Time, until such time as their successors have been duly elected and have qualified or until their earlier resignation, death, or removal as a director. (c) Charter and Bylaws. The Charter and Bylaws of SimplyBank in existence at the Effective Time shall remain the Charter and Bylaws of the Surviving Bank following the

AGREEMENT AND PLAN OF REORGANIZATION PAGE 3 Effective Time, until such Charter and Bylaws shall be further amended as provided by applicable Law (as defined in Section 3.05(a)). (d) Integration. At the Effective Time and subject to the terms and conditions of this Agreement, the parties hereto currently intend to effectuate, or cause to be effectuated, the Interim Merger, pursuant to the terms of this Agreement and applicable laws of the United States of America and Tennessee. As soon as possible after the formation of FFB Interim Bank, SimplyBank agrees to enter into, and FFC agrees to cause FFB Interim Bank to enter into, the Interim Merger Agreement with respect to the Interim Merger. The parties agree to cooperate and to take all reasonable actions prior to or following the Effective Time, including executing all requisite documentation, as may be reasonably necessary to effect the Interim Merger in accordance with the terms and conditions hereof. Conversion and Exchange of Shares: Interim Merger. At the Effective Time of the Interim Merger, all of the issued and outstanding shares of SimplyBank Common Stock, other than (i) Dissenting Shares (as defined in Section 1.04 below) and (ii) Exempt SimplyBank Stock (as defined in Section 2.01(a) below), by virtue of the Interim Merger and without any action on the part of the holders thereof, shall be converted into the right to receive the Merger Consideration under Article II. Although it is not intended there will be a change in the number of outstanding shares, if there is, the per share Merger Consideration will be adjusted accordingly so that the aggregate Merger Consideration will not change. All of the 100 outstanding shares of common stock of FFB Interim Bank, no par value, shall be cancelled for no additional consideration in connection with the Interim Merger. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of the common stock of SimplyBank, par value of $10.00 per share, (the “SimplyBank Common Stock”) which are issued and outstanding immediately prior to the Effective Time and which are held by persons who have properly exercised, and not withdrawn or waived, appraisal rights with respect thereto (“Dissenting Shares”) in accordance with Tenn. Code Ann. § 45-2- 1309 will not be converted into the right to receive the Merger Consideration, but will be entitled in lieu thereof to receive payment of the fair value of their Dissenting Shares in accordance with the provisions of the TCA unless and until the holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the TCA. If, after the Effective Time, any holder fails to perfect or effectively withdraws or loses their rights referred to in the preceding sentence, the applicable holder’s shares of SimplyBank Common Stock will thereupon be treated as if the shares had been converted at the Effective Time into the right to receive the Merger Consideration pursuant to Section 2.01, without any interest thereon. SimplyBank shall give FFC prompt notice of any notices of intent to demand payment under the TCA received by SimplyBank with respect to shares of SimplyBank Common Stock. Prior to the Effective Time, SimplyBank shall not, except with the prior written consent of FFC (which consent shall not be unreasonably withheld, conditioned, or delayed), make any payment with respect to, or settle or offer to settle, any demands referred to in this Section 1.04. Reservation of Right to Revise Structure. At FFC’s election, at any time prior to the Effective Time, to change the method or structure of effecting the combination of SimplyBank and Bank, if and to the extent FFC deems such change to be necessary, appropriate,

AGREEMENT AND PLAN OF REORGANIZATION PAGE 4 or desirable, including, but not limited to, making an election pursuant to Section 338(h)(10) of the Code (as defined in Section 3.14(a)); provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration (as defined in Section 2.01(a)) to the holders of the SimplyBank Common Stock; (ii) materially impede or delay consummation of the transactions contemplated by this Agreement; (iii) alter or amend the obligations of FFC to pay the Merger Consideration; or (iv) adversely affect the Tax consequences to SimplyBank’s shareholders pursuant to this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement (to the extent such amendment only changes the method of effecting the business combination and does not substantively affect this Agreement or the rights and obligations of the parties or their respective shareholders) in order to reflect such election. Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that neither FFC, the Bank, or FFB Interim Bank, on the one hand, nor SimplyBank, on the other hand, by reason of this Agreement shall be deemed (until consummation of the transactions contemplated herein) to control, directly or indirectly, the other parties or any of their respective Subsidiaries (as defined in the introductory paragraph to Article III) and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other parties or any of their respective Subsidiaries. The Bank Merger. The parties acknowledge that immediately following the Effective Time of the Interim Merger, SimplyBank will merge with and into the Bank (the “Bank Merger”), pursuant to an agreement and plan of merger attached hereto as Exhibit C (the “Bank Merger Agreement”). The Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of SimplyBank shall cease. Bank and SimplyBank shall execute the Bank Merger Agreement promptly following the execution of this Agreement (and no later than the execution of the Interim Merger Agreement). ARTICLE II. MANNER AND BASIS OF EXCHANGE OF STOCK Merger Consideration. (a) Subject to the terms and conditions of this Agreement, at the Effective Time, other than Dissenting Shares, each share of SimplyBank Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares held as treasury stock of SimplyBank and shares held directly or indirectly by FFC, except shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, if any; which shares are collectively referred to as the “Exempt SimplyBank Stock”) shall become and be converted into the right to receive, in accordance with this Article II, the amount equal to: (i) Seventy-Three Million, Four Hundred Thousand and 00/100 Dollars ($73,400,000.00) (the “Merger Consideration”), divided by (ii) the number of shares of issued and outstanding shares of SimplyBank Common Stock, excluding the Exempt SimplyBank Stock (such quotient, the “Shareholder Consideration”).

AGREEMENT AND PLAN OF REORGANIZATION PAGE 5 (b) FFC shall pay or cause to be paid, in the aggregate, an amount equal to the Merger Consideration to the Exchange Agent (as defined below) on the Closing Date. Exchange Procedures. (a) At and after the Effective Time, each certificate representing outstanding shares of SimplyBank Common Stock (other than the Exempt SimplyBank Stock and Dissenting Shares) shall represent only the right to receive the Merger Consideration, in accordance with the terms of this Agreement. (b) At or before ten (10) business days prior to the Effective Time (and provided SimplyBank has delivered to the Exchange Agent (as defined below) all information which is necessary for the Exchange Agent to perform its obligations hereunder), an exchange agent designated by FFC and which may be FFC (referred to when acting in such capacity as the “Exchange Agent”) shall provide to each holder of SimplyBank Common Stock a letter of transmittal providing instructions as to the transmittal to the Exchange Agent of such shareholder’s stock certificates representing his or her shares of SimplyBank Common Stock (the “Old Certificates”) in exchange for the issuance of the Merger Consideration applicable thereto pursuant to the terms of this Agreement. (c) FFC shall cause either a check or a wire, as requested by each shareholder, in the amount of such holder’s proportionate share of the Merger Consideration to be delivered to such shareholder as soon as reasonably practicable, but no later than one (1) business day, after delivery to the Exchange Agent of the Old Certificates (or bond or other indemnity satisfactory to FFC if any of such certificates are lost, stolen, or destroyed) owned by such shareholder accompanied by a properly completed and executed letter of transmittal, in the form and substance mutually satisfactory to FFC and SimplyBank, and any other documents required by this Agreement or reasonably requested by FFC or the Exchange Agent (provided, however, for clarity, that for purposes of calculating the one (1) business day period referenced above, no shareholder will be deemed to have delivered any of the foregoing items to the Exchange Agent prior to the Effective Time). No interest will be paid on any Merger Consideration that any such holder shall be entitled to receive pursuant to this Article II upon such delivery. (d) The stock transfer books of SimplyBank shall be closed immediately upon the Effective Time, and from and after the Effective Time there shall be no transfers on the stock transfer records of SimplyBank of any shares of SimplyBank Common Stock. If, after the Effective Time, Old Certificates are presented to FFC, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article II. (e) FFC shall be entitled to rely upon SimplyBank’s stock transfer books to establish the identity of those individuals, partnerships, corporations, trusts, joint ventures, organizations, or other entities (each, a “Person”) entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Old Certificate, FFC shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party selected by FFC and thereafter be relieved from any and all liability with respect to any claims thereto.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 6 (f) If any Old Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact (an “Affidavit of Lost Certificate”) by the Person claiming such Old Certificate to be lost, stolen, or destroyed and, if required by FFC, the posting by such Person of a bond or other indemnity satisfactory to FFC as indemnity against any claim that may be made against it with respect to such Old Certificate (an “Indemnity Bond”), FFC will issue in exchange for such Affidavit of Lost Certificate the Merger Consideration deliverable in respect thereof pursuant to, and in accordance with, the other terms and conditions of this Article II; provided, that FFC shall not require the posting of an Indemnity Bond in the event that the Person making such Affidavit of Lost Certificate is an individual and the aggregate amount of Merger Consideration to be paid to such Person pursuant to this Agreement is less than $5,000. (g) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of SimplyBank Common Stock that are held as treasury stock of SimplyBank or owned by FFC (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be cancelled and shall cease to exist, and no Merger Consideration shall be exchanged therefor. (h) If outstanding certificates for shares of SimplyBank Common Stock are not surrendered or the payment for them is not claimed prior to the date on which the Merger Consideration payable therefor would otherwise escheat to, or become the property of any governmental unit or agency, the unclaimed Merger Consideration shall, to the extent permitted by abandoned property and any other applicable Law, become the property of FFC (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled thereto. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of shares of SimplyBank Common Stock for any Merger Consideration or other amount properly delivered or paid to a public official pursuant to applicable abandoned property, escheat or similar laws. (i) FFC, the Surviving Bank, or the Exchange Agent shall be entitled to deduct and withhold from any portion of any payment payable pursuant to this Agreement to any shareholder of SimplyBank, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of applicable Law. To the extent that amounts are so withheld by FFC, the Surviving Bank or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such shareholder. ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SIMPLYBANK On or prior to the date hereof, SimplyBank has delivered to FFC a schedule (the “SimplyBank Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article III or to one or more of its covenants contained in Article V.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 7 As used in this Agreement, the term “Material Adverse Effect” means, with respect to FFC or SimplyBank, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations, value, or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole (provided, however, that a Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules, or regulations (including the Pandemic Measures (as hereinafter defined)) of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or other Governmental Authorities (as defined in Section 5.12), (C) changes, after the date hereof, in global, national, or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market conditions affecting the financial services industry and depository institutions generally and not specifically relating to such party or its Subsidiaries, including changes in prevailing interest and deposit rates, (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, or (E) changes proximately caused by the impact of the execution or announcement of the Agreement and the consummation of the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement); except, with respect to subclauses (A), (B), or (C), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations, value, or condition (financial or otherwise) of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, “Pandemic” means any outbreaks, epidemics or pandemics relating to SARS-CoV-2 or Covid-19, or any variants, evolutions or mutations thereof, or any other viruses (including influenza), and the governmental and other responses thereto; “Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shutdown, closure, sequester or other laws, directives, policies, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to the Pandemic; “Subsidiary” when used with respect to any person, means any corporation, partnership, limited liability company, bank, or other organization, whether incorporated or unincorporated, or person of which (i) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (ii) such first person is or directly or indirectly has the power to appoint a general partner, manager, or managing member or others performing similar functions. As used in this Agreement, and in relation to SimplyBank or its Subsidiaries, “knowledge” means those facts that are actually known by John Owen, CEO of SimplyBank; Cara Roberson, President of SimplyBank; Candace Colvard, Chief Financial Officer and Chief Operating Officer of SimplyBank; William Wilhite, Directing Credit Officer of SimplyBank; Wade Suits, Directing IT Officer of SimplyBank; and Jennifer Edly, Directing Talent Officer of SimplyBank. As used in this Agreement, and in relation to SimplyBank or its

AGREEMENT AND PLAN OF REORGANIZATION PAGE 8 Subsidiaries, “ordinary course of business” and “ordinary course of business consistent with past practice” shall each take into account the commercially reasonable actions taken by the party and its Subsidiaries in response to the Pandemic and the Pandemic Measures. Accordingly, SimplyBank hereby represents and warrants to FFC, the Bank, and FFB Interim Bank as follows, except as set forth in the SimplyBank Disclosure Schedule: Organization and Authority. SimplyBank is a bank chartered and existing under the laws of the State of Tennessee. SimplyBank has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Except as set forth in the SimplyBank Disclosure Schedule, no Subsidiary of SimplyBank owns voting stock or equity securities of any corporation, partnership, association, or other entity. SimplyBank does not currently engage, and has never engaged, in business under any trade, fictitious, or assumed business name. Authorization. (a) SimplyBank has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Sections 7.02(d) and (e) hereof. This Agreement and its execution and delivery by SimplyBank have been duly authorized and approved by the Board of Directors of SimplyBank and, assuming due execution and delivery by FFC, constitutes a valid and binding obligation of SimplyBank, subject to the terms and conditions hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt, or other laws of general application relating to or affecting the enforcement of creditors’ rights. (b) Neither the execution of this Agreement nor consummation of the Interim Merger contemplated hereby: (i) conflicts with or violates the Charter or Bylaws of SimplyBank or the charter documents of any of SimplyBank’s Subsidiaries; (ii) conflicts with or violates any local, state, federal, or foreign law, statute, ordinance, rule, or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Interim Merger are obtained) or any court or administrative judgment, order, injunction, writ, or decree; (iii) conflicts with, results in a breach of, or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment, or other instrument to which SimplyBank or any of its Subsidiaries is a party or by which SimplyBank or any of its Subsidiaries is subject or bound; (iv) results in the creation of or gives any Person the right to create any lien, charge, claim, encumbrance, or security interest, or results in the creation of any other rights or claims of any other party (other than FFC) or any other adverse interest, upon any right, property, or asset of SimplyBank or any of its Subsidiaries; or (v) terminates, requires the consent of (or notice to) any Person, or gives any Person the right to terminate, accelerate, amend, modify, or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment, or other instrument to which SimplyBank or any of its

AGREEMENT AND PLAN OF REORGANIZATION PAGE 9 Subsidiaries is bound or with respect to which SimplyBank or any of its Subsidiaries is to perform any duties or obligations or receive any rights or benefits. (c) Other than in connection or in compliance with the provisions of the applicable federal and state banking, securities, antitrust, and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization, or approval of any Governmental Authority is necessary for consummation of the Interim Merger by SimplyBank. Capitalization. (a) As of the date of this Agreement, the authorized capital stock of SimplyBank consists of 200,000 shares of SimplyBank Common Stock, 102,175 shares of which are issued and outstanding, and no shares of preferred stock. As of immediately prior to the Effective Time, there shall be 102,175 shares of SimplyBank Common Stock outstanding. Such issued and outstanding shares of SimplyBank Common Stock have been duly and validly authorized by all necessary corporate action of SimplyBank, are validly issued, fully paid, and non-assessable and have not been issued in violation of any preemptive rights. SimplyBank has no capital stock authorized, issued, or outstanding other than as described in this Section 3.03(a) and has no intention or obligation to authorize or issue any other capital stock or any additional shares of stock or securities convertible into stock. Each share of SimplyBank Common Stock is entitled to one vote per share. (b) All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of SimplyBank are owned by SimplyBank, directly or indirectly, free and clear of all liens, pledges, charges, claims, encumbrances, restrictions, security interests, options, and preemptive rights and of all other rights or claims of any other Person with respect thereto. (c) There are no options, warrants, commitments, calls, puts, agreements, understandings, arrangements, or subscription rights relating to any shares of SimplyBank Common Stock or any shares of capital stock of SimplyBank’s Subsidiaries, or any securities convertible into or representing the right to purchase or otherwise acquire any common stock or debt securities of SimplyBank or its Subsidiaries, by which SimplyBank is or may become bound. SimplyBank does not have any outstanding contractual or other obligation to repurchase, redeem, or otherwise acquire any of the issued and outstanding shares of SimplyBank Common Stock. To SimplyBank’s knowledge, there are no voting trusts, voting arrangements, buy-sell agreements, or similar arrangements affecting the capital stock of SimplyBank or its Subsidiaries. (d) Except as set forth in the SimplyBank Disclosure Schedule, SimplyBank has no knowledge of any Person which beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) 10% or more of the outstanding shares of SimplyBank Common Stock.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 10 (e) SimplyBank is, and immediately after giving effect to the Interim Merger will be, well-capitalized, as such term is defined under guidelines published by the Federal Deposit Insurance Corporation (“FDIC”) and the FRB. Organizational Documents. The Charter and Bylaws of SimplyBank and any similar governing documents for each of SimplyBank’s Subsidiaries, representing true, accurate, and complete copies of such corporate documents in effect as of the date of this Agreement, are attached to and included in the SimplyBank Disclosure Schedule. Compliance with Law. (a) None of SimplyBank or any of its Subsidiaries is currently in material violation of, and during the preceding three (3) years, none has been in material violation of, any local, state, federal, or foreign law, statute, regulation, rule, ordinance, order, restriction, or requirement, and none is in violation of any order, injunction, judgment, writ, or decree of any court or government agency or body (collectively, the “Law”), except where such violation would not have a Material Adverse Effect on SimplyBank or any of its Subsidiaries. SimplyBank and its Subsidiaries possess and hold all licenses, franchises, permits, certificates, and other authorizations necessary for the continued conduct of their business without interference or interruption, except where the failure to possess and hold the same would not have a Material Adverse Effect on SimplyBank or any of its Subsidiaries, and such licenses, franchises, permits, certificates, and authorizations are transferable (to the extent required) to FFB Interim Bank at the Effective Time and to FFC at the time of the merger of the Surviving Bank with and into FFC without any restrictions or limitations thereon or the need to obtain any consents of Governmental Authorities or other third parties other than as set forth in this Agreement. (b) The SimplyBank Disclosure Schedule sets forth, as of the date hereof, a schedule of all officers (Vice Presidents and higher) and directors of SimplyBank who have outstanding loans from SimplyBank or any of its Subsidiaries, and describes any default on, or forgiveness or waiver of, in whole or in part, any such loan during the two (2) years immediately preceding the date hereof. (c) All of the existing offices and branches of SimplyBank have been legally authorized and established in accordance with all applicable federal, state, and local Laws, statutes, regulations, rules, ordinances, orders, restrictions and requirements. SimplyBank has no approved but unopened offices or branches. (d) In the last five (5) years, no allegations of sexual harassment, wrongful termination, or discrimination have been made to SimplyBank or Subsidiaries, and no settlement discussions or settlements have occurred or been made, against, or with respect to any individual in his or her capacity as a director or employee of SimplyBank or Subsidiaries at a level of Vice President or above. (e) SimplyBank does not have any loans outstanding to, or any commitment to lend to, any Marijuana Related Business, or any loans secured by real or personal property owned by, leased to, or occupied or utilized by a Marijuana Related Business. A “Marijuana Related Business” means any business that grows, produces, processes, buys, or sells or otherwise

AGREEMENT AND PLAN OF REORGANIZATION PAGE 11 distributes marijuana (a “Marijuana Business”), a business that leases real property or otherwise provides space to a Marijuana Business, a business that leases or otherwise provides equipment to another entity which uses such equipment to grow or produce marijuana, a business the conduct of which would reasonably be anticipated to result in SimplyBank’s collateral being subject to proceedings under the Civil Asset Forfeiture Act, or a business that derives a significant portion of its revenues or income from any Marijuana Business. (f) None of SimplyBank, or any of its Subsidiaries or, to the knowledge of SimplyBank, any director, officer, employee, agent or other person acting on behalf of SimplyBank or any of its Subsidiaries has, directly or indirectly, (a) used any funds of SimplyBank or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of SimplyBank or any of its Subsidiaries, (c) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law, (d) established or maintained any unlawful fund of monies or other assets of SimplyBank or any of its Subsidiaries, (e) made any fraudulent entry on the books or records of SimplyBank or any of its Subsidiaries, or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for SimplyBank or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for SimplyBank or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department. (g) SimplyBank maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all data or information that constitutes personal data or personal information under applicable Law (“Personal Data”) against any (i) loss or misuse of Personal Data, (ii) unauthorized or unlawful operations performed upon Personal Data or (iii) other act or omission that compromises the security or confidentiality of Personal Data (clauses (i) through (iii), a “Security Breach"). To the knowledge of SimplyBank, neither SimplyBank nor any Subsidiary has experienced any Security Breach that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on SimplyBank, nor do any facts or circumstances exist which would cause SimplyBank to be deemed not to be in satisfactory compliance with the applicable privacy requirements for Personal Data contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. To the knowledge of SimplyBank, there are no data security or other technological vulnerabilities with respect to SimplyBank's information technology systems or networks that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on SimplyBank. (h) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SimplyBank, SimplyBank and its Subsidiaries have complied with all requirements of and are not in default or violation under any applicable provision of the Coronavirus Aid, Relief, and Economic Security (CARES) Act (the "CARES

AGREEMENT AND PLAN OF REORGANIZATION PAGE 12 Act") and the Paycheck Protection Program, including applicable guidance, in connection with its participation in the Paycheck Protection Program and any claims for the employee retention credit1 .. Litigation and Pending Proceedings. (a) Except for lawsuits described in the SimplyBank Disclosure Schedule and lawsuits involving collection of delinquent accounts, there are no claims, actions, suits, proceedings, mediations, arbitrations, or investigations pending or, to SimplyBank’s knowledge, threatened against SimplyBank or any of its Subsidiaries, and to SimplyBank’s knowledge there is no basis for any claim, action, suit, proceeding, litigation, arbitration, or investigation against SimplyBank or any of its Subsidiaries. (b) Neither SimplyBank nor any of its Subsidiaries is: (i) subject to any outstanding judgment, order, writ, injunction, or decree of any Governmental Authority; (ii) presently charged with or under governmental investigation with respect to, any actual or alleged violations of any Law, statute, rule, regulation, or ordinance; or (iii) the subject of any pending or threatened proceeding by any government regulatory agency or authority having jurisdiction over their respective business, assets, capital, properties, or operations. Financial Statements and Reports. (a) Schedule 3.07 of the SimplyBank Disclosure Schedule includes copies of the following financial statements and reports of SimplyBank, including the notes thereto (collectively, the “SimplyBank Financial Statements”): (i) balance sheets and the related statements of earnings, statements of cash flows, and statements of changes in shareholders’ equity of SimplyBank, as of and for the fiscal years ended December 31, 2020, 2021 and 2022; (ii) an internal unaudited balance sheet and income statement of SimplyBank as of and for the three and six months ended September 30, 2023 (without footnotes); and (iii) Call Reports (“Call Reports”) for SimplyBank for the periods ending on December 31, 2020, 2021, and 2022, March 31, 2023 and September 30, 2023. (b) The SimplyBank Financial Statements (i) have been prepared from, and are in accordance with, the books and records of SimplyBank and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of SimplyBank and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), and (iii) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of SimplyBank and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect 1 Note to Seller: Has SimplyBank applied for/received any employee retention credit?

AGREEMENT AND PLAN OF REORGANIZATION PAGE 13 only actual transactions. Since January 1, 2017, no independent public accounting firm of SimplyBank has resigned (or informed SimplyBank that it intends to resign) or been dismissed as independent public accountants of SimplyBank as a result of or in connection with any disagreements with SimplyBank on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. (c) Since December 31, 2022, SimplyBank has not incurred any material liability other than in the ordinary course of business consistent with past practice. (d) The records, systems, controls, data and information of SimplyBank and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of SimplyBank or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on SimplyBank. SimplyBank (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to SimplyBank, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of SimplyBank by others within those entities as appropriate and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to SimplyBank’s outside auditors and the audit committee of SimplyBank’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect SimplyBank’s ability to record, process, summarize and report financial information, and (ii) to the knowledge of SimplyBank, any fraud, whether or not material, that involves management or other employees who have a significant role in SimplyBank’s internal controls over financial reporting. These disclosures were made in writing by management to SimplyBank’s auditors and audit committee and a copy has previously been made available to First Financial. (e) Since January 1, 2019, (i) neither SimplyBank nor any of its Subsidiaries, nor, to the knowledge of SimplyBank, any director, officer, auditor, accountant or representative of SimplyBank or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of SimplyBank or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that SimplyBank or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing SimplyBank or any of its Subsidiaries, whether or not employed by SimplyBank or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by SimplyBank or any of its officers, directors, employees or agents to the Board of Directors of SimplyBank or any committee thereof or, to the knowledge of SimplyBank, to any director or officer of SimplyBank. Material Contracts.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 14 (a) As of the date of this Agreement, and except as disclosed by the SimplyBank Disclosure Schedule, neither SimplyBank nor any of its Subsidiaries, nor any of their respective assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under the following material contracts (collectively, the “Material Contracts”): (i) any contract relating to the borrowing of money by SimplyBank or any of its Subsidiaries or the guarantee by SimplyBank or any of its Subsidiaries of any such obligation (other than contracts pertaining to fully-secured repurchase agreements, and trade payables, and contracts relating to borrowings or guarantees made in the ordinary course of business); (ii) any contract containing covenants that limit the ability of SimplyBank or any of its Subsidiaries to compete in any line of business or with any Person, or to hire or engage the services of any Person, or that involve any restriction of the geographic area in which, or method by which, SimplyBank or any of its Subsidiaries may carry on its business (other than as may be required by Law or any Governmental Authority), or any contract that requires it or any of its Subsidiaries to deal exclusively or on a “sole source” basis with another party to such contract with respect to the subject matter of such contract; (iii) any contract for, with respect to, or that contemplates, a possible merger, consolidation, reorganization, recapitalization, joint venture, or other business combination, or asset sale or sale of equity securities not in the ordinary course of business consistent with past practice, with respect to SimplyBank or any of its Subsidiaries; (iv) any contract deemed material by SimplyBank for the continued operations of SimplyBank by FFC or any of its Subsidiaries after the Effective Time; (v) any lease of real or personal property, other than financing leases entered into in the ordinary course of business in which SimplyBank or any of its Subsidiaries is the lessor; (vi) any contract with an aggregate amount payable by SimplyBank that is above the dollar limitations for such types of contracts set forth in Section 5.03, other than an extension of credit extended by SimplyBank that is made in the ordinary course of business to unrelated third parties; or (vii) each licensing agreement or other contract with respect to patents, trademarks, copyrights, or other intellectual property, including software agreements (excluding shrink-wrap, click-wrap, or other similar agreements for commercially available off-the-shelf software) and including agreements with current or former employees, consultants or contractors regarding the appropriation or the nondisclosure of any of its intellectual property. (b) With respect to each of SimplyBank’s Material Contracts: (i) each such Material Contract is in full force and effect; (ii) neither SimplyBank nor any of its Subsidiaries is in default thereunder, as such term or concept is defined in each such Material Contract; (iii) neither

AGREEMENT AND PLAN OF REORGANIZATION PAGE 15 SimplyBank nor any of its Subsidiaries has repudiated or waived any material provision of any such Material Contract; (iv) to SimplyBank’s knowledge, no other party to any such Material Contract is in default; and (v) each such Material Contract is listed in the SimplyBank Disclosure Schedule and a true and complete copy of each has been previously delivered to FFC. (c) SimplyBank has not entered into any interest rate swaps, caps, floors, option agreements, futures, and forward contracts, or other similar risk management arrangements, whether entered into for SimplyBank’s own account or for the account of one or more of its customers. Absence of Undisclosed Liabilities. Except: (a) as provided in the SimplyBank Financial Statements; (b) for unfunded loan commitments and obligations on letters of credit to customers of SimplyBank’s Subsidiaries made in the ordinary course of business; (c) for trade payables incurred in the ordinary course of such Subsidiaries’ business; (d) for transactions taken with the consent of FFC (which consent shall not be unreasonably withheld, conditioned, or delayed); and (e) for the transactions contemplated by this Agreement and obligations for services rendered pursuant thereto; none of SimplyBank or any of its Subsidiaries has, nor will have at the Effective Time, any obligation, agreement, contract, commitment, liability, lease, or license made outside of the ordinary course of business, nor, to SimplyBank’s knowledge, does there exist any circumstances resulting from transactions effected or events occurring on or prior to the date of this Agreement or from any action omitted to be taken during such period which could reasonably be expected to result in any such obligation, agreement, contract, commitment, liability, lease, or license. None of SimplyBank or any of its Subsidiaries is delinquent in the payment of any amount due pursuant to any trade payable, and each has properly accrued for such payables in accordance with GAAP. Title to Properties. (a) The SimplyBank Disclosure Schedule includes a list of all real property owned (including other real estate owned (“OREO”)) and leased by SimplyBank or any Subsidiary. SimplyBank or one of its Subsidiaries, as the case may be, has: (i) good and marketable title in fee simple to all owned real property (including, without limitation, all real property used as bank premises and all OREO) (the “Owned Real Property”); (ii) valid title to all personal property reflected in the SimplyBank Financial Statements as of June 30, 2023, other than personal property disposed of in the ordinary course of business since June 30, 2023; (iii) the right to use by valid and enforceable written lease or contract all other real property which SimplyBank or any of its Subsidiaries uses in its respective business (the “Leased Real Property”, and together with the Owned Real Property, the “Real Property”); (iv) marketable title to, or right to use by terms of a valid and enforceable written lease or contract, all other tangible and intangible property used in its respective business to the extent material thereto; and (v) marketable title to all material property and assets acquired (and not disposed of) or leased since June 30, 2023. All of the Owned Real Property is owned by SimplyBank or its Subsidiaries free and clear of all land or conditional sales contracts, mortgages, liens, pledges, restrictions, options, security, interests, charges, claims, rights of third parties, or encumbrances of any nature except: (A) as listed in the SimplyBank Disclosure Schedule; (B) as specifically noted in reasonable detail in the SimplyBank Financial Statements; (C) statutory liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; (D) mechanics’,

AGREEMENT AND PLAN OF REORGANIZATION PAGE 16 carriers’, workers’, repairers’, and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent; (E) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements, or otherwise incurred in the ordinary course of business; (F) zoning, entitlement, building, and other land use regulations imposed by any Governmental Authority having jurisdiction over the Owned Real Property, which are not violated by the current use and operation of such real property; and, (G) easements, encumbrances, and liens and other matters of record, imperfections of title, and other limitations which are not material in amount and which do not detract from the value or materially interfere with the present or contemplated use of any of the properties subject thereto or otherwise materially impair the use thereof for the purposes for which they are held or used. All Real Property is in compliance, in all material respects, with all applicable zoning and land use Laws, and there are no encroachments or other violations of Law with respect to any such property. All Real Property also complies in all material respects with all applicable private agreements, zoning requirements and other governmental Laws and regulations relating thereto, and there are no condemnation proceedings pending or threatened with respect to such Real Property. All Real Property, machinery, equipment, furniture and fixtures owned or leased by SimplyBank or its Subsidiaries that is material to their respective businesses has been and is being maintained and repaired in the ordinary course of business and is in good operating condition for its intended purpose (ordinary wear and tear excepted). (b) FFC shall be entitled to obtain new commitments for, and policies of title insurance or surveys in respect of, any Owned Real Property at FFC’s sole cost and expense; provided, however, that FFC shall obtain any and all such new commitments, policies, and surveys no later than 75 days after the date of this Agreement. Within fifteen (15) days after the later of FFC’s receipt of any such surveys and title commitments, FFC shall notify SimplyBank of any objections to any exceptions, conditions, or other matters contained in or set forth in any survey or title commitment other than Standard Permitted Exceptions (the “Unpermitted Exceptions”). The term “Standard Permitted Exceptions” shall include (i) liens for real estate taxes and assessments not yet delinquent; and (ii) utility, access, and other easements, rights of way, restrictions, and exceptions existing on the Owned Real Property as shown in the title commitments or surveys, none of which impair such Owned Real Property for the use and business being conducted thereon in any material respect or materially affect the fair market value of the Owned Real Property. Within ten (10) business days after receipt of such written notice of Unpermitted Exceptions from FFC, FFC may either: (i) waive the uncured Unpermitted Exceptions and close the transactions contemplated by this Agreement; or (ii) if such Unpermitted Exceptions decrease the value of the property by more than $350,000 in the reasonable and good faith estimate of FFC or would require the expenditure of monies (including legal fees and costs) in excess of $350,000 to cure such Unpermitted Exceptions, then FFC shall have the right to reduce the Merger Consideration by the amount of the cost to cure the Unpermitted Exceptions above $350,000. (c) With respect to all Owned Real Property and all real property formerly owned, leased, or used by SimplyBank or any of its Subsidiaries, SimplyBank, its Subsidiaries, and to SimplyBank’s knowledge, each of the prior owners, have conducted their respective business in material compliance with all applicable federal, state, county, and municipal Laws, statutes, regulations, rules, ordinances, orders, directives, restrictions, permits, authorizations, common

AGREEMENT AND PLAN OF REORGANIZATION PAGE 17 law or agency requirements, and requirements relating to, without limitation, responsible property transfer, underground storage tanks, petroleum products, air pollutants, water pollutants or storm water or process waste water, or otherwise relating to the environment, air, water, soil, or toxic or hazardous substances or to the manufacturing, recycling, handling, processing, distribution, use, generation, treatment, storage, disposal, or transport of any hazardous or toxic substances or petroleum products (including polychlorinated biphenyls, whether contained or uncontained, and asbestos-containing materials, whether friable or not), including, without limitation, the Federal Solid Waste Disposal Act, the Hazardous and Solid Waste Amendments, the Federal Clean Air Act, the Federal Clean Water Act, the Occupational Health and Safety Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, and the Superfund Amendments and Reauthorization Act of 1986, all as amended, and regulations of the Environmental Protection Agency, the Nuclear Regulatory Agency, the Army Corps of Engineers, the Department of Interior, the United States Fish and Wildlife Service, and any state department of natural resources or state environmental protection agency now or at any time thereafter in effect (collectively, “Environmental Laws”). There are no pending or, to the knowledge of SimplyBank, threatened claims, actions, or proceedings by any local municipality, sewage district, or other Governmental Authority against SimplyBank or any of its Subsidiaries with respect to the Environmental Laws, and, to the knowledge of SimplyBank, there is no reasonable basis or grounds for any such claim, action, or proceeding. No environmental clearances are required for the conduct of the business of SimplyBank or any of its Subsidiaries as currently conducted or the consummation of the Interim Merger or any of the other transactions contemplated hereby. Neither SimplyBank nor any of its Subsidiaries is the owner, or, to the knowledge of SimplyBank, has been in the chain of title, or the operator or lessee, of any property on which any substances have been used, stored, deposited, treated, recycled, or disposed of, other than in compliance with Environmental Laws and which substances, if known to be present on, at, or under such property, would require clean-up, removal, treatment, abatement, response costs, or any other remedial action under any Environmental Law. Neither SimplyBank nor any of its Subsidiaries has any liability for any clean-up or remediation under any of the Environmental Laws with respect to any Real Property. Loans and Investments. (a) The SimplyBank Disclosure Schedule contains (i) a list of each Loan by SimplyBank that has been classified by regulatory examiners or management as “Other Loans Especially Mentioned,” “Substandard,” “Doubtful,” or “Loss” or that has been identified by accountants or auditors (internal or external) as having a significant risk of uncollectability as of June 30, 2023, (ii) the most recent Loan watch list of SimplyBank and a list of all Loans which have been determined to be thirty (30) days or more past due with respect to principal or interest payments, have been placed on nonaccrual status, or have been designated as Troubled Debt Restructuring (“TDR”) loans, and (iii) a list of all unfunded Loan commitments (and Loans currently under consideration) of the types and amounts described in Section 5.03(a)(iv) of this Agreement. SimplyBank and Subsidiaries have not sold, purchased, or entered into any Loan participation arrangement which was outstanding at June 30, 2023, except where such participation is on a pro rata basis according to the respective contributions of the participants to such Loan amount. The SimplyBank Disclosure Schedule also contains a true, accurate, and

AGREEMENT AND PLAN OF REORGANIZATION PAGE 18 complete list of all Loans in which SimplyBank has any participation interest or which have been made with or through another financial institution on a recourse basis against SimplyBank. (b) All Loans reflected in the SimplyBank Financial Statements as of June 30, 2023 and which have been made, extended, renewed, restructured, approved, amended, or acquired since June 30, 2023: (i) have been made for good, valuable, and adequate consideration in the ordinary course of business; (ii) constitute the legal, valid, and binding obligation of the obligor and any guarantor named therein, except to the extent limited by general principles of equity and public policy or by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt, or other Laws of general application relative to or affecting the enforcement of creditors’ rights; (iii) are evidenced by notes, instruments, or other evidences of indebtedness which are true, genuine, and what they purport to be; and (iv) if secured, are secured by perfected security interests or recorded mortgages naming SimplyBank as the secured party or mortgagee (unless by written agreement to the contrary). Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on SimplyBank, each outstanding Loan of SimplyBank or any of its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of SimplyBank and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local Laws, regulations and rules. (c) The allowance for loan and lease losses and the carrying value for OREO, if any, which is shown on the SimplyBank Financial Statements is, in the judgment of management of SimplyBank, adequate in all respects under the requirements of applicable Governmental Authority, the Financial Accounting Standards Board, and GAAP to provide for possible losses on Loans and leases outstanding as of the respective dates. (d) None of the investments reflected in the SimplyBank Financial Statements as of June 30, 2023, and none of the investments made by any Subsidiary of SimplyBank since June 30, 2023 are subject to any restriction, whether contractual or statutory, which materially impairs the ability of such Subsidiary to dispose freely of such investment at any time. Neither SimplyBank nor any of its Subsidiaries is a party to any repurchase agreements with respect to securities. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of states of the United States and their political subdivisions, and other investment securities classified as “held to maturity” held by SimplyBank and Subsidiaries, as reflected in the latest balance sheet in the SimplyBank Financial Statements, are carried in the aggregate at no more than cost adjusted for amortization of premiums and accretion of discounts. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of states of the United States and their political subdivisions, and other investment securities classified as “available for sale” held by SimplyBank, as reflected in the latest balance sheet in the SimplyBank Financial Statements, are carried in the aggregate at market value. Provisions for losses have been made on all such securities that have had a decline in value deemed “other than temporary” as defined in SEC Staff Accounting Bulletin No. 59.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 19 Indebtedness. Except (i) as set forth in the SimplyBank Disclosure Schedule, (ii) as set forth in the SimplyBank Financial Statements, and (iii) for customer deposits, ordinary trade payables, and FHLB advances, neither SimplyBank nor any of its Subsidiaries has, and none will have at the Effective Time, any indebtedness for borrowed money. No Shareholder Rights Plan. SimplyBank has no outstanding shareholder rights plan or any other plan, program, or agreement involving, restricting, prohibiting, or discouraging a change in control or merger of SimplyBank or which reasonably could be considered an anti-takeover mechanism. The Board of Directors of SimplyBank has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to such Agreement and the transactions contemplated hereby any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” Law. Employee Benefit Plans. (a) 2 With respect to the employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), sponsored or otherwise maintained by any member of a controlled group of corporations under Section 414(b) the Internal Revenue Code of 1986, as amended (the “Code”), of which SimplyBank is or was a member, and any trade or business (whether or not incorporated) which is or was under common control with SimplyBank under Code Section 414(c), and all other entities which together with SimplyBank are or were prior to the date hereof treated as a single employer under Code Section 414(m) or 414(o) (an “ERISA Affiliate”), whether written or oral, in which SimplyBank or any ERISA Affiliate participates as a participating employer, or to which SimplyBank or any ERISA Affiliate contributes or may have any liability, or any nonqualified employee benefit plans or deferred compensation (whether funded or unfunded), bonus, stock, performance share, phantom stock or executive and other incentive compensation plans or arrangements, employment, salary continuation, change in control, indemnity, consulting, retention, severance, and collective bargaining agreements, arrangements, or understandings or other employee benefit or fringe benefit plans, programs, policies, practices, or arrangements, whether or not subject to ERISA, for the benefit of former or current employees or directors (or their beneficiaries or dependents) of SimplyBank or any ERISA Affiliate, and including any such plans which have been terminated, merged into another plan, frozen, or discontinued (individually, “SimplyBank Plan” and collectively, “SimplyBank Plans”), SimplyBank represents and warrants, except as set forth in the SimplyBank Disclosure Schedule: (i) All such SimplyBank Plans have, on a continuous basis since their adoption, been, in all material respects, maintained and administered in compliance with their respective terms and with the requirements prescribed by all applicable statutes, orders and governmental rules or regulations, including without limitation, ERISA and the Department of Labor (“Department”) Regulations promulgated thereunder and the Code and Treasury Regulations promulgated thereunder, except to the extent any noncompliance would not result in any liability imposed upon FFC. 2 Removed “Schedule 3.14(a) of the SimplyBank Disclosure Schedule lists all material SimplyBank Plans (as defined below)”, consistent with the agreed-upon revision to Schedule 3.14(b) (removal of “Schedule 3.14(b) of the SimplyBank Disclosure Schedule lists…”).

AGREEMENT AND PLAN OF REORGANIZATION PAGE 20 (ii) All SimplyBank Plans intended to constitute tax-qualified plans under Code Section 401(a) have complied in form and operation since their adoption and have been timely amended to comply in all material respects with all applicable requirements of the Code and the Treasury Regulations and each such Plan either (A) has received a favorable determination letter from the Internal Revenue Service upon which SimplyBank may rely regarding such plan’s tax qualified status under the Code, or (B) is a pre-approved volume submitter or prototype plan that is the subject of an opinion or advisory letter issued by the Internal Revenue Service. (iii) All SimplyBank Plans that provide for payments of “nonqualified deferred compensation” (as defined in Code Section 409A(d)(1)) have, in all material respects, been (A) operated in good faith compliance with the applicable requirements of Code Section 409A and applicable guidance thereunder since January 1, 2005, and (B) amended to comply in written form with Code Section 409A and the Treasury Regulations promulgated thereunder. (iv) No SimplyBank Plan (or its related trust) holds any stock or other securities of SimplyBank and no SimplyBank Plan allows for the granting of any awards over or with respect to any stock or other securities of SimplyBank. (v) Neither SimplyBank, an ERISA Affiliate nor any other fiduciary, as defined in ERISA Section 3(21)(A), of a SimplyBank Plan has engaged in any transaction that may subject SimplyBank, any ERISA Affiliate, or any SimplyBank Plan to a civil penalty imposed by ERISA Section 502 or any other provision of ERISA or excise taxes under Code Section 4971, 4975, 4976, 4977, 4979, or 4980B. (vi) All contributions, premiums, or other payments accrued or owed under any SimplyBank Plan have been paid or properly accrued and reflected in the SimplyBank Financial Statements in accordance with GAAP. (vii) All obligations required to be performed by SimplyBank or any ERISA Affiliate under any provision of any SimplyBank Plan attributable to periods prior to the Effective Time have been performed by it in all material respects, and neither SimplyBank nor any ERISA Affiliate is, in any material respect, in default under or in violation of any provision of any SimplyBank Plan. (viii) All required reports and descriptions for the SimplyBank Plans which are due on or before the date hereof have, in all material respects, been timely filed and distributed to participants and beneficiaries, and all notices and disclosures required by ERISA or the Code with respect to all SimplyBank Plans have been proper as to form and timely given. (ix) No event has occurred which would reasonably constitute grounds for an enforcement action by any party under Part 5 of Title I of ERISA with respect to any SimplyBank Plan.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 21 (x) There are no examinations, audits, enforcement actions, or proceedings, or any other investigations, pending or threatened, by any Governmental Authority involving any SimplyBank Plan. (xi) There are no actions, suits, proceedings, or claims pending (other than routine claims for benefits) or threatened against SimplyBank or any ERISA Affiliate in connection with any SimplyBank Plan or the assets of any SimplyBank Plan. (xii) Any SimplyBank Plan may be amended and terminated at any time without any material liability and these rights have always been maintained by SimplyBank and its ERISA Affiliates. (b) SimplyBank has made available to FFC true, accurate, and complete copies and, in the case of any plan or program which has not been reduced to writing, a materially complete summary, of all of the following SimplyBank Plans or information, as applicable: (i) All SimplyBank Plan documents for SimplyBank Plans currently in effect, including any amendments thereto and, where required under ERISA, all current summary plan descriptions thereof (including any modifications thereto); (ii) All group insurance, medical, and prescription drug arrangements, policies, or plans that are currently in effect or under which SimplyBank has or may have any liability; (iii) All reports and returns filed with the Internal Revenue Service or the Department within the preceding three (3) years by SimplyBank or any ERISA Affiliate with respect to any SimplyBank Plan and all determination letters issued by the Internal Revenue Service; and, (iv) All applicable nondiscrimination testing for any SimplyBank Plan for the three (3) preceding years. (c) Except as disclosed in the SimplyBank Disclosure Schedule, no current or former director, officer, or employee of SimplyBank or any ERISA Affiliate (i) is entitled to or may become entitled to any benefit under any SimplyBank Plans that are welfare benefit plans (as defined in ERISA Section 3(1)) after termination of employment with SimplyBank or any ERISA Affiliate, except to the extent such individuals may be entitled to continue their group health care coverage pursuant to Code Section 4980B, or (ii) is currently receiving, or entitled to commence receiving, a disability benefit under a long-term or short-term disability plan that is a SimplyBank Plan maintained by SimplyBank or an ERISA Affiliate. (d) With respect to all SimplyBank Plans that are group health plans as defined in ERISA Section 607(1), sponsored or maintained by SimplyBank or any ERISA Affiliate, no director, officer, employee, or agent of SimplyBank or any ERISA Affiliate has engaged in any action or failed to act in such a manner that, as a result of such action or failure to act, would cause a tax to be imposed on SimplyBank or any ERISA Affiliate under Code Section 4980B(a), or would cause a penalty to be imposed under ERISA and the regulations promulgated thereunder. With respect to all such plans, all applicable provisions of Code Section 4980B and

AGREEMENT AND PLAN OF REORGANIZATION PAGE 22 ERISA Sections 601-606 have been complied with by SimplyBank or any ERISA Affiliate, and all other provisions of ERISA and the regulations promulgated thereunder have been complied with in all material respects. (e) Except as disclosed in the SimplyBank Disclosure Schedule, there are no collective bargaining, employment, management, consulting, deferred compensation, change in control, reimbursement, indemnity, retirement, early retirement, severance, or similar plans or agreements, commitments, or understandings, or any employee benefit or retirement plan or agreement, binding upon SimplyBank or any ERISA Affiliate, and no such agreement, commitment, understanding, or plan is under discussion or negotiation by management with any employee or group of employees, any member of management or any other Person. (f) Except as disclosed in Schedule 3.14(e) of the SimplyBank Disclosure Schedule, no Voluntary Employees’ Beneficiary Association (“VEBA”), as defined in Code Section 501(c)(9), is or has been sponsored, maintained, or contributed to by SimplyBank or any ERISA Affiliate. (g) Except as contemplated in this Agreement or as disclosed in the SimplyBank Disclosure Schedule, there are no benefits or liabilities under any employee benefit plan or program that will be accelerated or otherwise come due as a result of the transactions contemplated by the terms of this Agreement, including, but not limited to, the Interim Merger and/or the Bank Merger and any termination of employment relating thereto and occurring prior to, at, or following the Effective Time. (h) Except as disclosed in Schedule 3.14(g) of the SimplyBank Disclosure Schedule, neither SimplyBank nor any of its ERISA Affiliates has ever sponsored, maintained, participated in, contributed to, or had any obligation with respect to any plan that is subject to Code Section 412 or Title IV of ERISA, that is or has been subject to Sections 4063 or 4064 of ERISA or that is a “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA. Neither SimplyBank nor any of its ERISA Affiliates has ever participated in or had any obligation to contribute to a “multiemployer plan,” as defined in Section 3(37) of ERISA. (i) Except as disclosed in the SimplyBank Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, any termination of employment relating thereto and occurring prior to, at, or following the Effective Time), SimplyBank, its ERISA Affiliates, and their respective successors will not be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual,” as such terms are defined in Code Section 280G. (j) Each SimplyBank Plan that is a health plan is and has been operated and maintained in compliance with the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, including the regulations and official guidance thereunder (collectively, the “ACA”). To the extent required by the ACA, SimplyBank or its ERISA Affiliate has offered all full-time employees (as defined in the ACA) of SimplyBank or the ERISA Affiliate the ability to elect minimum essential coverage under an eligible employer-

AGREEMENT AND PLAN OF REORGANIZATION PAGE 23 sponsored plan within the meaning of Code Section 5000A(f)(1)(B) that is affordable and provides minimum value for themselves and their dependents, such that there will not be any liability or excise tax under Section 4980H of the Code. No excise tax or penalty under the ACA is outstanding, has accrued, or has arisen with respect to any period prior to the Closing, with respect to any SimplyBank Plan. To the extent required by the ACA, SimplyBank has complied with the applicable information reporting requirements under Code Section 6055 and Section 6056 and related regulations. To the extent required by the ACA, SimplyBank or the applicable ERISA Affiliate has maintained all records necessary to demonstrate compliance with the ACA. (k) Each individual who is classified by SimplyBank or any ERISA Affiliate as an independent contractor has been properly classified for purposes of participation and benefit accrual under each SimplyBank Plan. (l) Except as contemplated by this Agreement, neither SimplyBank nor any ERISA Affiliate has made any promises or commitments, whether legally binding or not, to create any new plan, agreement, or arrangement, or to modify or change in any material way SimplyBank Plans. Labor and Employment Matters. SimplyBank is, and has been in the past five (5) years, in material compliance with all applicable Laws relating to labor and employment, employment practices, terms and conditions of employment, including those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, occupational safety and health requirements, including those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment, and withholding of taxes. To the knowledge of SimplyBank, except as set forth on the SimplyBank Disclosure Schedule, no employee with annual compensation of $40,000 or more plans to terminate his or her employment with SimplyBank or any Subsidiary. Within the past three (3) years, there has not been, and as of the date of this Agreement there is not pending or threatened, any labor dispute, work stoppage, labor strike, or lockout against SimplyBank. No employee of SimplyBank or any of its Subsidiaries is covered by an effective or pending collective bargaining agreement or similar labor agreement. To SimplyBank’s knowledge, there has not been any activity on behalf of any labor organization or employee group to organize any such employees. Except as set forth on the SimplyBank Disclosure Schedule, no employee or independent contractor of SimplyBank or any of its Subsidiaries is a party to any employment agreement, confidentiality, non-disclosure or proprietary information agreement, non-compete agreement, non-solicitation agreement, or any similar agreement with SimplyBank or any of its Subsidiaries, and neither SimplyBank, any Subsidiary, or any employee or independent contractor is in violation of any such agreement. SimplyBank is in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, and any other similar applicable foreign, state, or local Laws relating to facility closings and layoffs. Obligations to Employees. All material obligations and liabilities of and all payments by SimplyBank or any ERISA Affiliate and all SimplyBank Plans, whether arising by operation of law, by contract, or by past custom, practice, or policy, for payments to trusts or other funds, to any government agency or authority, or to any present or former director, officer,

AGREEMENT AND PLAN OF REORGANIZATION PAGE 24 employee, or agent (or his or her heirs, legatees, or legal representatives) payable as of the date of this Agreement have been and are being paid to the extent required by applicable Law or by the plan, custom, practice, policy, trust, or contract, and if not due or payable as of the date of this Agreement, adequate actuarial accruals and reserves for such payments have been and are being made by SimplyBank or an ERISA Affiliate in accordance with GAAP and applicable Law applied on a consistent basis and sound actuarial methods with respect to the following: (a) withholding taxes or unemployment compensation; (b) SimplyBank Plans; (c) employment, salary continuation, change in control, consulting, retirement, early retirement, severance, or reimbursement; and (d) collective bargaining plans and agreements. All accruals and reserves referred to in this Section 3.16 are correctly and accurately reflected and accounted for in the SimplyBank Financial Statements and the books, statements, and records of SimplyBank. Taxes, Returns and Reports. (a) Each of SimplyBank and its Subsidiaries3 has since January 1, 2018 (a) duly and timely filed (taking into account any extension of time within which to file) all income and other material federal, state, local, and foreign Tax Returns of every type and kind required to be filed, and each such return is true, accurate, and complete in all material respects; (b) fully and timely paid or otherwise adequately reserved in accordance with GAAP for all Taxes, assessments, and other governmental charges due or claimed to be due upon it or any of its income, properties, or assets; and (c) not requested an extension of time for any such payments. SimplyBank has established as set forth in the SimplyBank Financial Statements, and shall establish and set forth in the Subsequent SimplyBank Financial Statements, in accordance with GAAP, a reserve for Taxes adequate to cover all of SimplyBank’s and its Subsidiaries’ federal and state Tax liabilities and other material Tax liabilities (including, without limitation, income Taxes, payroll Taxes and withholding, and franchise fees) for the period covered by such SimplyBank Financial Statements. Neither SimplyBank nor any of its Subsidiaries is currently under audit by any local, state or federal taxing authority nor is any such audit, or any other claim, action, suit, proceeding, examination or investigation pending. No federal, state, local, or foreign Tax Returns of SimplyBank or any of its Subsidiaries have been audited by any taxing authority during the past five (5) years. Neither SimplyBank nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Except as set forth in the SimplyBank Disclosure Schedule, neither SimplyBank nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement4 .. Neither SimplyBank nor any of its Subsidiaries has received any written notice of deficiencies for Taxes from any taxing authority that have not been resolved and, if required, paid. To the knowledge of SimplyBank, there have been no proceedings threatened in respect of any Tax or Tax Return. No closing agreements (as described in Section 7121 of the Code or any corresponding, analogous or similar provision of state, local or foreign Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or requested by SimplyBank or any of its Subsidiaries that, in each case, could affect the liability for Taxes of that entity. SimplyBank and its Subsidiaries have complied in all material respects with applicable Laws relating to the payment, collection or withholding of Taxes, including in 3 Note to Seller: Please confirm the tax entity status of the Subsidiaries. 4 Do any tax allocation or sharing agreements currently exist between SimplyBank and its Subsidiaries? If so, please include in disclosure.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 25 connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Person. There are no liens for Taxes on any of the assets of SimplyBank or its Subsidiaries (other than Taxes not yet due and payable and for which adequate reserves have been made in accordance with GAAP). Neither SimplyBank nor any of its Subsidiaries (i) has been a member of a combined, consolidated, affiliated or unitary group for Tax filing purposes (other than a group the common parent of which is or was SimplyBank), or (ii) has any liability for the Taxes of any Person (including any predecessors) other than SimplyBank and its Subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. No power of attorney that is currently in force has been granted by SimplyBank or any of its Subsidiaries to any Person to act on behalf of such entity with respect to any matter relating to Taxes which will be in effect after the Closing. No taxing authority with which SimplyBank or any of its Subsidiaries does not file Tax Returns has asserted in writing that such entity is or may be required to pay Taxes to or file Tax Returns with that taxing authority. Neither SimplyBank nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Code Section 6707A(c) and Treasury Regulation Section 1.6011-4(b)(2). Neither SimplyBank nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (v) change in, or use of improper method of accounting for a taxable period ending on or prior to the Closing Date; (w) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax Law) executed prior to the Closing; (x) installment sale or open transaction disposition made or entered into on or prior to the Closing Date; (y) prepaid amount received or accrued on or prior to the Closing Date; or (z) any intercompany gain or excess loss account existing prior to the Closing, in each case described in Treasury Regulations under Section 1502 of the Code (or similar provision of state, local or foreign Tax Law). SimplyBank has not taken (or failed to take) any action that could reasonably result in the failure of SimplyBank to qualify as an S corporation pursuant to Section 1361 of the Code (or applicable provisions of state and local Law). A valid and timely election under Section 1362(a) of the Code (and any other similar election permitted under applicable state or local Law to the extent available) was made to treat SimplyBank as an S corporation within the meaning of Section 1361 of the Code (and applicable provisions of state and local Law), and each such election under Section 1362(a) of the Code (and applicable provisions of state and local Law) has been effective at all times since its formation or since January 1, 1997 (the “Company S Election Date”). SimplyBank has at all times since the Company S Election Date and will be through (A) up to and including the Closing Date if a Section 338(h)(10) election will be made pursuant to Section 6.06(d), an “S corporation” within the meaning of Section 1361 of the Code (and applicable provisions of state and local law) or (B) up to and including the day before the Closing Date if no Section 338(h)(10) will be made pursuant to Section 6.06(d). SimplyBank is not liable for any entity level Tax or under Section 1374 of the Code (or corresponding provisions of state or local Law), including as a result of the transactions contemplated by this Agreement. SimplyBank has not, in the past five (5) years, (i) acquired assets (directly or indirectly) from another corporation in a transaction in which the transferee’s Tax basis for the acquired assets was determined in whole or in part by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is or was a qualified subchapter S subsidiary within the meaning of Section 1361(b)(3)(B) of the Code. SimplyBank has no liability under Section

AGREEMENT AND PLAN OF REORGANIZATION PAGE 26 1375 of the Code (or corresponding provisions of state or local Law). No Taxes of SimplyBank or any of its Subsidiaries (including the employer and employee portion of any payroll Taxes) have been deferred under the CARES Act or any executive order or other similar measure. SimplyBank is eligible to make an election under Section 338(g)(10) of the Code. For purposes of this Agreement, (1) “Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and (2) “Taxes” means any U.S. federal, state, local or foreign government, or any agency or political subdivision thereof, income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, escheat and other unclaimed property, special assessment, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, including any interest, penalties, fees or additions to tax imposed by any taxing authority. (b) Neither SimplyBank nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted in or could reasonably be expected to result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code Section 280G, or in the payment of compensation for which a deduction would be disallowed by reason of Code Section 162(m). Deposit Insurance. The deposits of SimplyBank are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act, as amended, to the fullest extent provided by applicable Law, and SimplyBank has paid, prepaid, or properly reserved or accrued for all current premiums and assessments with respect to such deposit insurance. Insurance. The SimplyBank Disclosure Schedule contains a true, accurate, and complete list of all policies of insurance (including, without limitation, financial institutions bond, directors’ and officers’ liability insurance, property and casualty insurance, group health or hospitalization insurance, employment practices liability insurance, and cybersecurity insurance) owned or held by SimplyBank or any of its Subsidiaries on the date hereof or with respect to which SimplyBank or any of its Subsidiaries pays any premiums. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on SimplyBank, SimplyBank and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of SimplyBank reasonably has determined to be prudent and consistent with industry practice, and SimplyBank and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, each such policy is outstanding and in full force and effect with no lapses in coverage and, except for policies insuring against potential liabilities of officers, directors and employees of SimplyBank and its Subsidiaries, SimplyBank or the relevant Subsidiary thereof is the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. SimplyBank has maintained in effect such policies or predecessor policies of the same type since January 1, 2018.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 27 Books and Records. The books of account, minute books, stock record books, and other records of SimplyBank and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with SimplyBank’s business practices and all applicable Laws, including the maintenance of an adequate system of internal controls required by such Laws. The minute books of SimplyBank and each of its Subsidiaries contain accurate and complete records in all material respects of all meetings held, and corporate action taken by, its respective shareholders, boards of directors and committees of the boards of directors. At the Closing, all of those books and records will be in the possession of SimplyBank and its Subsidiaries. Broker’s, Finder’s or Other Fees. Except for reasonable fees and expenses of SimplyBank’s attorneys and accountants and the contractually-agreed fees and expenses of Piper Sandler Companies, SimplyBank’s investment banker under the agreement identified on the SimplyBank Disclosure Schedule, all of which shall be paid or accrued by SimplyBank at or prior to the Effective Time, no agent, broker or other Person acting on behalf of SimplyBank or any of its Subsidiaries or under any authority of SimplyBank or any of its Subsidiaries is or shall be entitled to any commission, broker’s or finder’s fee or any other form of compensation or payment from any of the parties hereto relating to this Agreement or the Interim Merger and/or the Bank Merger or other transactions contemplated hereby. Interim Events. Except as otherwise permitted hereunder or disclosed on the SimplyBank Disclosure Schedule, since June 30, 2023, neither SimplyBank nor any of its Subsidiaries has: (a) Experienced any events, changes, developments, or occurrences which have had, or are reasonably likely to have, a Material Adverse Effect on SimplyBank; (b) Suffered any damage, destruction, or loss to any of its properties, not fully paid by insurance proceeds, in excess of $100,000 in the aggregate; (c) Declared, distributed, or paid any dividend or other distribution to its shareholders, except for payment of dividends as permitted by Section 5.03(a)(ii) hereof; (d) Repurchased, redeemed, or otherwise acquired shares of its common stock, issued any shares of its common stock or stock appreciation rights or sold or agreed to issue or sell any shares of its common stock, including the issuance of any stock options, or any right to purchase or acquire any such stock or any security convertible into such stock or taken any action to reclassify, recapitalize, or split its stock; (e) Granted or agreed to grant any increase in benefits payable or to become payable under any pension, retirement, profit sharing, change in control, health, bonus, insurance, or other welfare benefit plan or agreement to employees, officers, or directors of SimplyBank or a Subsidiary; (f) Increased the salary of (or granted any bonus to) any director, officer, or employee, or entered into any employment contract, indemnity agreement, or understanding with any officer or employee or installed or amended any existing employee welfare, pension,

AGREEMENT AND PLAN OF REORGANIZATION PAGE 28 retirement, change in control, stock option, stock appreciation, stock dividend, profit sharing, or other similar plan or arrangement; (g) Leased, sold, or otherwise disposed of any of its assets except in the ordinary course of business or leased, purchased or otherwise acquired from third parties any assets except in the ordinary course of business; (h) Except for the Interim Merger, the Bank Merger, and other transactions contemplated by this Agreement, merged, consolidated, or sold shares of its (or any of its Subsidiaries’) common stock, agreed to merge or consolidate SimplyBank or any of its Subsidiaries with or into any third party, agreed to sell any shares of its (or any of its Subsidiaries’) common stock or acquired or agreed to acquire any stock, equity interest, assets, or business of any third party; (i) Incurred, assumed, or guaranteed any material obligation or liability (fixed or contingent) other than obligations and liabilities incurred in the ordinary course of business; (j) Mortgaged, pledged, or subjected to a lien, security interest, option, or other encumbrance any of its assets except for tax and other liens which arise by operation of law and with respect to which payment is not past due and except for pledges or liens: (i) required to be granted in connection with acceptance by SimplyBank of government deposits; or, (ii) granted in connection with repurchase or reverse repurchase agreements; (k) Canceled, released, or compromised any loan, debt, obligation, claim, or receivable other than in the ordinary course of business; (l) Entered into any transaction, contract, or commitment other than in the ordinary course of business; (m) Agreed to enter into any transaction for the borrowing or loaning of monies, other than in the ordinary course of its lending business; (n) Amended their charter or bylaws or adopted any resolutions by their board of directors or shareholders with respect to the same; or (o) Conducted its business in any manner other than substantially as it was being conducted prior to June 30, 2023. Insider Transactions. Except as set forth in the SimplyBank Disclosure Schedule, during the preceding five (5) years, no officer or director of SimplyBank or any of its Subsidiaries or member of the “immediate family” or “related interests” (as such terms are defined in Regulation O) of any such officer or director has currently, or has had during such time period, any direct or indirect interest in any property, assets, business or right which is owned, leased, held or used by SimplyBank or any Subsidiary or in any liability, obligation or indebtedness of SimplyBank or any Subsidiary, except for deposits of SimplyBank, securities issued by SimplyBank, and interests in compensatory arrangements. Indemnification Agreements.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 29 (a) Neither SimplyBank nor any of its Subsidiaries is a party to any indemnification, indemnity, or reimbursement agreement, contract, commitment, or understanding to indemnify any present or former director, officer, employee, shareholder, or agent against liability or hold the same harmless from liability other than as expressly provided in the Charter or bylaws of SimplyBank or the charter documents of a Subsidiary. (b) During the preceding five (5) years, no claims have been made against or filed with SimplyBank or any of its Subsidiaries nor have any claims been threatened against SimplyBank or a Subsidiary, for indemnification against liability or for reimbursement of any costs or expenses incurred in connection with any legal or regulatory proceeding by any present or former director, officer, shareholder, employee or agent of SimplyBank or any of its Subsidiaries. Shareholder Approval. The affirmative vote of the holders of a majority of the SimplyBank Common Stock (which are issued and outstanding on the record date relating to the meeting of shareholders contemplated by Section 5.01 of this Agreement) is required for shareholder approval of this Agreement and the Interim Merger. Intellectual Property. (a) SimplyBank and its Subsidiaries own, or are licensed or otherwise possess sufficient legally enforceable rights to use (in each case, free and clear of any lien, restriction, security, interests, charges, claims, rights of third parties, or encumbrances of any nature), all material Intellectual Property that is used by SimplyBank or its Subsidiaries in their respective businesses as currently conducted. Except as listed on Schedule 3.26 of the SimplyBank Disclosure Schedule, neither SimplyBank nor any of its Subsidiaries has (i) licensed any Intellectual Property owned by it or its Subsidiaries to any third party or (ii) entered into any exclusive agreements relating to Intellectual Property owned by it. (b) SimplyBank and its Subsidiaries have not infringed, misappropriated, or otherwise violated through the use of the Intellectual Property the rights of any Person and is in accordance with any applicable license pursuant to which SimplyBank or any SimplyBank Subsidiary acquired the right to use any Intellectual Property, and no Person has asserted in writing to SimplyBank that SimplyBank or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person. There is no claim asserted or, to the knowledge of SimplyBank, threatened against SimplyBank and/or its Subsidiaries or any indemnitee thereof concerning the ownership, validity, registerability, enforceability, infringement, use, or licensed right to use any Intellectual Property. (c) To SimplyBank’s knowledge, no third party has infringed, misappropriated, or otherwise violated SimplyBank or its Subsidiaries’ Intellectual Property rights. There are no claims asserted or threatened by SimplyBank or its Subsidiaries, nor has SimplyBank or its Subsidiaries decided to assert or threaten a claim, that (i) a third party infringed or otherwise violated any of their Intellectual Property rights; or (ii) a third party’s owned or claimed Intellectual Property interferes with, infringes, dilutes, or otherwise harms any of their Intellectual Property rights.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 30 (d) To the extent SimplyBank has designated any of its information, materials, or processes a trade secret, SimplyBank and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of all trade secrets that are owned, used, or held by them. (e) SimplyBank and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by SimplyBank and its Subsidiaries. (f) To the knowledge of SimplyBank, none of the Software (as defined in Section 3.26(h)): (i) contains any bug, defect, or error that materially and adversely affects the use, functionality, or performance of such Software or any system containing or used in conjunction with such Software (collectively, “Defective Code”), (ii) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Software or system, or (iii) is lapsed or has failed to be upgraded and maintained in accordance with any maintenance schedule or customary practice. (g) To the knowledge of SimplyBank, no Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan Horse,” “virus,” “worm,” “spyware,” or “adware” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: (i) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed, or (ii) compromising the privacy or data security of any user or damaging or destroying any data file without the user’s consent (collectively, “Malicious Code”). (h) For purposes of this Agreement, “Intellectual Property” shall mean all patents and applications for patents (including divisions, continuations, continuations in part and renewal applications, all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction), trademarks, trade names, brand names, logos, symbols, service marks, domain names, social media handles and related accounts, database rights, copyright registrations or applications for registration of copyrights in any jurisdiction (including any renewals or extensions thereof), mask works, technology, know-how, trade secrets, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form, collectively, “Software”), and all other intellectual property rights of any kind, whether tangible or intangible and whether or not registered. Information Technology. (a) The computers, Software, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines, repair and refurbishment equipment, and all other information technology equipment owned, used, or held for use by SimplyBank or its Subsidiaries (collectively, “SimplyBank IT Assets”) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required for the conduct of SimplyBank’s and its Subsidiaries’ businesses and have not materially malfunctioned or failed within the past three (3) years, and do not contain any Defective Code, Malicious Code, or open source code. SimplyBank and its Subsidiaries take commercially reasonable actions, consistent with current banking industry standards, to protect the

AGREEMENT AND PLAN OF REORGANIZATION PAGE 31 confidentiality, integrity, and security of the SimplyBank IT Assets (and all third party and customer information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification, or corruption, including, but not limited to, (i) the use of robust encryption technology, and (ii) the implementation of a comprehensive security plan which (x) promptly identify any and all internal and external risks to the security of SimplyBank’s and its Subsidiaries’ confidential information or that of third parties or customers, and (y) implements, monitors, and improves adequate and effective safeguards to control those risks. SimplyBank and its Subsidiaries have achieved a “baseline” maturity level in all domains of its information systems according to the Federal Financial Institutions Examination Council Cybersecurity Assessment Tool. SimplyBank and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy, and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with banking industry practices. No claims are pending or, to SimplyBank’s knowledge, threatened against SimplyBank or its Subsidiaries alleging a violation of any Person’s privacy rights or rights regarding the protection of personally identifiable information or other non-public information. (b) Except as set forth in the SimplyBank Disclosure Schedule, since January 1, 2020, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of SimplyBank and its Subsidiaries. Community Reinvestment Act. SimplyBank received a rating of “satisfactory” or better in its most recent examination or interim review with respect to the Community Reinvestment Act. SimplyBank is not party to any agreement with any individual or group regarding Community Reinvestment Act matters, and, to SimplyBank’s knowledge, no facts or circumstances exist which would cause SimplyBank to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory.” Bank Secrecy and Anti-Money Laundering Compliance. Neither SimplyBank nor any of its Subsidiaries has received any notice or communication from any regulatory authority alleging violation of, or noncompliance with, any legal requirement concerning bank secrecy or anti-money laundering, including the Currency and Foreign Transactions Reporting Act, the Money Laundering Control Act of 1986, Annunzio-Wylie Anti-Money Laundering Act, the Money Laundering Suppression Act of 1994, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the USA PATRIOT Act) (each such legal requirement and the rules promulgated thereunder, a “BSA/AML Law”). SimplyBank and its Subsidiaries have not been cited, fined, or otherwise notified of any failure by it to comply with a BSA/AML Law in the past five (5) years. To the knowledge of SimplyBank and its Subsidiaries, there are no facts or circumstances that could form the basis for assertion of any proceeding against SimplyBank or its Subsidiaries under any BSA/AML Law that, if determined adversely to SimplyBank or its Subsidiaries, could reasonably be expected to adversely affect SimplyBank or its Subsidiaries. Agreements with Regulatory Agencies. Neither SimplyBank nor any of its Subsidiaries: (a) is subject to any cease-and-desist, consent order, or other order or enforcement

AGREEMENT AND PLAN OF REORGANIZATION PAGE 32 action issued by; or (b) is a party to any written agreement, consent agreement, or memorandum of understanding with; or (c) is a party to any commitment letter or similar undertaking requiring the payment of any civil money penalty with, or subject to any order or directive requiring the payment of any civil money penalty of, or has been otherwise ordered to pay any civil money penalty by; or (d) has been, during the preceding five (5) years, a recipient of any supervisory letter from; or (e) during the preceding five (5) years, has adopted any policies, procedures, or board resolutions at the request or suggestion of; any regulatory agency or other Governmental Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management, or its business, other than those of general application that apply to similarly situated bank holding companies or their subsidiaries (a “SimplyBank Regulatory Agreement”). Neither SimplyBank nor any of its Subsidiaries has been advised, during the preceding five (5) years, by any regulatory agency or other Governmental Authority that it is considering issuing, initiating, ordering, or requesting any such SimplyBank Regulatory Agreement. There are no refunds or restitutions required to be paid or corrective action required to be taken as a result of an examination or criticism by any regulatory agency or body or set forth in any accountant’s or auditor’s report to SimplyBank or any of its Subsidiaries. Approval Delays. To SimplyBank’s knowledge, there is no reason why the granting of any of the Regulatory Approvals would be denied or unduly delayed. Fiduciary Accounts. SimplyBank and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including, without limitation, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Laws and regulations. Neither SimplyBank nor any of its Subsidiaries, nor any of their respective directors, officers, or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account. Fairness Opinion. Prior to the execution of this Agreement, SimplyBank has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) from Piper Sandler Companies to the effect that, as of the date of this Agreement, the Merger Consideration to be received by the shareholders of SimplyBank pursuant to this Agreement is fair for such shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement. Election. SimplyBank has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the parties from making an election pursuant to Section 338(h)(10) of the Code in connection with the Interim Merger. Subordinated Indebtedness. SimplyBank has performed all of the obligations required to be performed by it and is not in default under the terms of the indebtedness or other instruments related thereto set forth on the SimplyBank Disclosure Schedule, including any indentures, junior subordinated debentures, or trust preferred securities or any agreements related thereto.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 33 Transactions with Affiliates. Except as set forth in the SimplyBank Disclosure Schedule, there are no outstanding amounts payable to or receivable from, or advances by SimplyBank to, and SimplyBank is not otherwise a creditor or debtor to (a) any director, executive officer, five percent (5%) or greater shareholder of SimplyBank or any of its affiliates, other than as part of the normal and customary terms of such person’s employment or service as a director with SimplyBank and other than deposits held by SimplyBank in the Ordinary Course of Business, or (b) any other affiliate of SimplyBank. Except as set forth in the SimplyBank Disclosure Schedule, SimplyBank is not a party to any transaction or agreement with any of its directors, executive officers or other affiliates. All agreements between SimplyBank and any of its affiliates (or any company treated as an affiliate for purposes of such Law) comply, to the extent applicable, with Sections 23A and 23B of the Federal Reserve Act and Regulation W of the FRB. Disclaimer. EXCEPT AS SET FORTH IN THIS AGREEMENT (AS MODIFIED BY THE SIMPLYBANK DISCLOSURE SCHEDULE), NONE OF SIMPLYBANK, ITS SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, OR REPRESENTATIVES MAKE OR HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF SIMPLYBANK, ITS SUBSIDIARIES, OR THEIR BUSINESS. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED. ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF FFC AND BANK On or prior to the date hereof, FFC and Bank have delivered to SimplyBank a schedule (the “FFC Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article IV or to one or more of its covenants contained in Article V or Article VI. As used in this Agreement, and in relation to FFC and its Subsidiaries, “knowledge” means those facts that are actually known by Norman L. Lowery, Chairman and CEO of FFC and Bank, or Rodger A. McHargue, Chief Financial Officer of FFC and Bank. Accordingly, FFC and Bank each, jointly and severally, represent and warrant to SimplyBank as follows, except as set forth in the FFC Disclosure Schedule: Organization and Authority. (a) FFC is a corporation duly organized and validly existing under the laws of the State of Indiana and is a registered bank holding company under the BHC Act. FFC has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 34 (b) Bank is a national banking association organized and existing under the laws of the United States of America. Bank has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. (c) FFB Interim Bank, upon its organization, will be a banking association duly organized and validly existing under the laws of the United States of America and will have full power and authority (corporate and otherwise) to own and lease its properties as then owned and leased and to conduct its business in the manner and by the means utilized as of the date thereof. (d) Each of FFC’s Subsidiaries other than Bank and FFB Interim Bank is duly organized and validly existing under the laws of its jurisdiction of organization, and has full power and authority (corporate and otherwise) to own and lease its properties as presently owned and leased and to conduct its business in the manner and by the means utilized as of the date hereof. Authorization. (a) Each of FFC and the Bank have, and FFB Interim Bank will have upon its organization, the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the fulfillment of the conditions precedent set forth in Sections 7.01(d) and 7.01(e) hereof. This Agreement and its execution and delivery by FFC, the Bank and FFB Interim Bank have been duly authorized and approved by their respective Board of Directors and, assuming due execution and delivery by SimplyBank, constitutes a valid and binding obligation of FFC, the Bank and FFB Interim Bank, subject to the terms and conditions hereof, and is enforceable in accordance with its terms, except to the extent limited by general principles of equity and public policy and by bankruptcy, insolvency, fraudulent transfer, reorganization, liquidation, moratorium, readjustment of debt or other Laws of general application relating to or affecting the enforcement of creditors’ rights. (b) Neither the execution of this Agreement nor consummation of the Interim Merger and/or Bank Merger contemplated hereby: (i) conflicts with or violates the Articles of Incorporation or Bylaws of FFC or the charter documents of any of FFC’s Subsidiaries; (ii) conflicts with or violates any local, state, federal, or foreign Law, statute, ordinance, rule, or regulation (provided that the approvals of or filings with applicable government regulatory agencies or authorities required for consummation of the Interim Merger and Bank Merger are obtained) or any court or administrative judgment, order, injunction, writ or decree; (iii) conflicts with, results in a breach of or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which FFC or any of its Subsidiaries is a party or by which FFC or any of its Subsidiaries is subject or bound; (iv) results in the creation of or gives any Person the right to create any lien, charge, claim, encumbrance or security interest, or results in the creation of any other rights or claims of any other party (other than SimplyBank) or any other adverse interest, upon any right, property or asset of FFC or any of its Subsidiaries; or (v) terminates, requires the consent of (or notice to) any Person, or gives any Person the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, agreement, contract, lease, license, arrangement, deed of trust, commitment or other instrument to which FFC or any of its

AGREEMENT AND PLAN OF REORGANIZATION PAGE 35 Subsidiaries is bound or with respect to which FFC or any of its Subsidiaries is to perform any duties or obligations or receive any rights or benefits. (c) Other than in connection or in compliance with the provisions of the applicable federal and state banking, securities, antitrust, and corporation statutes, all as amended, and the rules and regulations promulgated thereunder, no notice to, filing with, exemption by or consent, authorization or approval of any Governmental Authority is necessary for consummation of the Interim Merger and Bank Merger by FFC, Bank, and/or FFB Interim Bank, as applicable. Compliance with Law. (a) None of FFC or any of its Subsidiaries is currently in violation of, and during the preceding five (5) years, none has been in violation of any Law, except where such violation would not have a Material Adverse Effect on FFC or Bank. FFC and its Subsidiaries possess and hold all licenses, franchises, permits, certificates, and other authorizations necessary for the continued conduct of their business without interference or interruption, except where the failure to possess and hold the same would not have a Material Adverse Effect on FFC or Bank. (b) Neither FFC nor any of its Subsidiaries is subject to any understandings or commitments with, and there are no orders or directives of, any government regulatory agencies or authorities with respect to the financial condition, results of operations, business, assets, or capital of FFC or its Subsidiaries. There are no refunds or restitutions required to be paid as a result of any criticism of any regulatory agency or body cited in any examination report of FFC or any of its Subsidiaries as a result of an examination by any regulatory agency or body, or set forth in any accountant’s or auditor’s report to FFC or any of its Subsidiaries. (c) All of the existing offices and branches of Bank have been legally authorized and established in accordance with all applicable federal, state, and local Laws, statutes, regulations, rules, ordinances, orders, restrictions, and requirements, except such as would not have a Material Adverse Effect on FFC or Bank. Accuracy of Information Provided to SimplyBank. FFC and Bank agree that the information concerning FFC or any of its Subsidiaries that is provided or to be provided by FFC or any of its Subsidiaries to SimplyBank for inclusion or that is included in the Proxy Statement and any other documents to be filed with any regulatory authority or Governmental Authority in connection with the Interim Merger, Bank Merger, and the other transactions contemplated by this Agreement will at the respective times such documents are filed and, in the case of the Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, FFC and Bank shall have no responsibility for the truth or accuracy of any information provided by SimplyBank with respect to SimplyBank or any of its Subsidiaries or any of their affiliates contained in the Proxy Statement or in any document submitted to, or other communication with, any regulatory authority or Governmental Authority. Litigation and Pending Proceedings.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 36 (a) Except as disclosed on the FFC Disclosure Schedule, and except for lawsuits involving collection of delinquent accounts and other matters involving FFC or its Subsidiaries in the ordinary course of its business, there are no claims, actions, suits, proceedings, mediations, arbitrations, or investigations pending and served against FFC or any of its Subsidiaries or threatened in any court or before any government agency or authority, arbitration panel or otherwise against FFC or any of its Subsidiaries which, if determined adversely to FFC or any of its Subsidiaries, would have a Material Adverse Effect on FFC or Bank. (b) Neither FFC nor any of its Subsidiaries is: (i) subject to any outstanding judgment, order, writ, injunction, or decree of any Governmental Authority, except in the ordinary course of business regarding customer and fiduciary accounts; (ii) presently charged with or under governmental investigation with respect to, any actual or alleged violations of any Law, statute, rule, regulation, or ordinance; or (iii) the subject of any pending or threatened proceeding by any Governmental Authority having jurisdiction over their respective business, assets, capital, properties, or operations. Approval Delays. To the knowledge of FFC and Bank, there is no reason why the granting of any of the Regulatory Approvals would be denied or unduly delayed. No Shareholder Approval. No vote or consent of any of the holders of FFC’s capital stock is required by Law or stock purchase agreement for FFC to enter into this Agreement and to consummate the Interim Merger or Bank Merger. Agreements with Regulatory Agencies. Neither FFC nor any of its Subsidiaries is subject to any cease-and-desist, consent order, or other order or enforcement action issued by, or is a party to any written agreement, consent agreement, or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been, during the preceding five (5) years, a recipient of any supervisory letter from, or, during the preceding five (5) years, has adopted any policies, procedures or board resolutions at the request or suggestion of any regulatory agency or other Governmental Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly situated bank holding companies or their subsidiaries, whether or not set forth in the FFC Disclosure Schedule (a “FFC Regulatory Agreement”), nor has FFC or any of its Subsidiaries been advised, during the preceding five (5) years, by any regulatory agency or other Governmental Authority that it is considering issuing, initiating, ordering, or requesting any such FFC Regulatory Agreement. There are no refunds or restitutions required to be paid as a result of any criticism of any regulatory agency or body cited in any examination report of FFC or any of its Subsidiaries as a result of an examination by any regulatory agency or body, or set forth in any accountant’s or auditor’s report to FFC or any of its Subsidiaries. Available Funds; Capitalization. Immediately before the Effective Time, FFC will have access to cash sufficient to pay the Merger Consideration required to be paid by FFC pursuant to Article II of this Agreement. The Bank is, and immediately after giving effect to the

AGREEMENT AND PLAN OF REORGANIZATION PAGE 37 Interim Merger and Bank Merger will be, well-capitalized, as such term is defined under guidelines published by the FDIC and the FRB. Broker. Except for Raymond James, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Interim Merger, Bank Merger, or other transactions contemplated by this Agreement based upon arrangements made by or on behalf of FFC, FFB Interim Bank, or any of FFC’s Subsidiaries. Disclaimer. EXCEPT AS SET FORTH IN THIS AGREEMENT, NONE OF FFC, ITS SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, OR REPRESENTATIVES MAKE OR HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF FFC, ITS SUBSIDIARIES, OR THEIR BUSINESS. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED. ARTICLE V. CERTAIN COVENANTS SimplyBank covenants and agrees with FFC, and covenants and agrees to cause its Subsidiaries to act, as follows (and FFC covenants and agrees with SimplyBank as follows): Shareholder Approval. SimplyBank shall submit this Agreement to its shareholders for approval and adoption at a meeting to be called and held in accordance with applicable Law and the Charter and Bylaws of SimplyBank (the “SimplyBank Shareholders’ Meeting”) as soon as reasonably practicable after the date of this Agreement. Subject to Section 5.06 hereof, the Board of Directors of SimplyBank shall recommend to SimplyBank’s shareholders that such shareholders approve and adopt this Agreement and the Interim Merger contemplated hereby and will solicit proxies voting in favor of this Agreement from SimplyBank’s shareholders. Additionally, each director and executive officer of SimplyBank shall agree to vote or direct the vote of any shares of SimplyBank Common Stock he or she owns, beneficially or of record, or has the power to vote (subject to any fiduciary duties of the individual), in favor of the Interim Merger pursuant to the agreement attached hereto as Exhibit A. Other Approvals. (a) SimplyBank shall proceed expeditiously, cooperate fully, and use commercially reasonable efforts to assist FFC in procuring, upon terms and conditions consistent with the condition set forth in Section 7.01(d) hereof, all consents, authorizations, approvals, registrations, and certificates, in completing all filings and applications and in satisfying all other requirements prescribed by Law which are necessary for consummation of the Interim Merger and the Bank Merger on the terms and conditions provided in this Agreement at the earliest possible reasonable date. (b) SimplyBank will use commercially reasonable efforts to obtain any required third party consents to agreements, contracts, commitments, leases, instruments, and documents listed

AGREEMENT AND PLAN OF REORGANIZATION PAGE 38 on the SimplyBank Disclosure Schedule and which SimplyBank and FFC agree are material, each of which are set forth on Schedule 5.02 of the SimplyBank Disclosure Schedule. (c) Any written materials or information provided by SimplyBank to FFC for use by FFC in any filing with any state or federal regulatory agency or authority shall not contain any untrue or misleading statement of material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not false or misleading. Conduct of Business. (a) After the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, except as expressly contemplated or permitted by this Agreement, as required by Law (including the Pandemic Measures), as required by any Regulatory Agencies, or as consented to in writing by FFC (which consent will not be unreasonably withheld, conditioned, or delayed), each of SimplyBank and its Subsidiaries shall: (1) carry on its business diligently, substantially in the manner as is presently being conducted and in the ordinary course of business consistent with past practices; (2) use commercially reasonable efforts to preserve its business organization intact, keep available the services of the present officers and employees and preserve its present relationships with customers and Persons having business dealings with it; (3) use commercially reasonable efforts to maintain all of the properties and assets that it owns or utilizes in the operation of its business as currently conducted in good operating condition and repair, reasonable wear and tear excepted (including, without limitation, installing any upgrades or patches and performing other recommended or required maintenance of its Software); (4) maintain its books, records and accounts in the usual, regular and ordinary manner, on a basis consistent with prior years and in compliance in all material respects with all statutes, Laws, rules, and regulations applicable to them and to the conduct of its business; (5) not knowingly do or fail to do anything which will cause a breach of, or default in, any contract, agreement, commitment, obligation, understanding, arrangement, lease, or license to which it is a party or by which it is or may be subject or bound; and (6) take no action that would reasonably be expected to adversely affect or materially delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Authority required for the transactions contemplated hereby or to perform its respective covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis. Specifically, by way of example but not limitation, after the date of this Agreement and until the Effective Time or until this Agreement is terminated as herein provided, except as expressly contemplated or permitted by this Agreement, as required by Law (including the Pandemic Measures), or as required by any Regulatory Agencies, SimplyBank will not, and will cause its Subsidiaries to not, without the prior written consent of FFC, which consent shall not be unreasonably denied, withheld, conditioned or delayed: (i) make any changes in its capital stock (including, without limitation, any stock issuance, stock split, stock dividend, recapitalization, or reclassification), authorize a class of stock, or issue any stock, issue or grant any warrant, option, right, or other agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or redeem any of its outstanding shares of common stock or other securities;

AGREEMENT AND PLAN OF REORGANIZATION PAGE 39 (ii) except as set forth on Schedule 3.22(c) of the SimplyBank Disclosure Schedule, distribute or pay any dividends on its shares of common stock, or authorize a stock split, or make any other distribution to its shareholders; provided, SimplyBank shall be permitted to pay quarterly dividends on the issued and outstanding shares of SimplyBank Common Stock, in each case in an amount equal to up to 40% of SimplyBank’s net income for the applicable calendar quarter; (iii) purchase or otherwise acquire any investment security for their own account that exceeds $500,000 individually or purchase or otherwise acquire any security other than U.S. Treasury or other governmental obligations or asset-backed securities issued or guaranteed by United States governmental or other governmental agencies, and, in either case, any such purchased or otherwise acquired security shall have an average remaining life of three (3) years or less, or sell any investment security owned by them other than sales made in the ordinary course of business as previously conducted during the past three (3) years and in accordance with applicable Laws and regulations or engage in any activity that would be inconsistent with the classification of investment securities as either “held to maturity” or “available for sale”; (iv) except for unfunded loan commitments and loans currently under consideration each of which are disclosed in Schedule 3.11 of the SimplyBank Disclosure Schedule, make, renew, or otherwise modify any loan, loan commitment, letter of credit, or other extension of credit (individually, a “Loan” and collectively, “Loans”) to any Person if the Loan is an existing credit on the books of SimplyBank or any Subsidiary and classified as “Other Loans Especially Mentioned,” “Substandard,” “Doubtful,” or “Loss” in an amount in excess of $250,000. SimplyBank also shall not make, purchase, renew, modify, amend, or extend the maturity of (1) any new commercial Loan in excess of $750,000, provided, that SimplyBank may, without the consent of FFC, renew, modify, amend, or extend the maturity of existing performing commercial loans (which are not classified or non-accrual) with existing principal balances of $750,000 or less, (2) any 1 to 4 family residential mortgage Loan with a loan to value in excess of 90% (unless private mortgage insurance is obtained) or any other 1 to 4 family residential mortgage Loan in excess of $750,000; provided, however, that in the event the Loan is to be sold to an investor such Loan will not be subject to this Section if the Loan meets the criteria of the investor, (3) any consumer Loan in excess of $100,000, (4) any home equity Loan or line of credit in excess of $250,000, or (5) any Loan participation; provided, that SimplyBank may take any such action in respect of any such Loan or Loans if the Chief Credit Officer of FFC shall be provided with notice of the proposed action in writing and FFC shall not provide written objection to the taking of such proposed action within three (3) business days of being provided with such notice (the lack of such objection being deemed prior written consent of FFC for purposes of this Section); (v) acquire any assets of any other Person by any means (other than personal property acquired in foreclosure or otherwise in the ordinary course of collection of indebtedness owed to SimplyBank) or foreclose upon or otherwise take title to or possession or control of, any real property without first obtaining a Phase I environmental report thereon, prepared by a reliable and qualified Person acceptable to FFC, which indicates that the real property is free of any Recognized Environmental Conditions (a

AGREEMENT AND PLAN OF REORGANIZATION PAGE 40 “REC”), including, without limitation, pollutants, contaminants, petroleum products, or hazardous materials; provided, however, that SimplyBank shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless SimplyBank has reason to believe that such property might contain a REC or other such hazardous materials or otherwise might be contaminated; (vi) except as (1) contemplated by this Agreement (including severance, stay bonus and change in control payments anticipated to be paid as described in Sections 5.15 and 5.17 hereof), or (2) disclosed on Schedule 5.03(vi) the SimplyBank Disclosure Schedule, or (3) in accordance with the terms of any SimplyBank Plan, pay or agree to pay, conditionally or otherwise, any additional compensation (including bonuses) or severance benefit, take any action that would give rise to an acceleration of the right to payment, or otherwise make any changes with respect to the fees or compensation payable (or to become payable) to consultants, directors, officers, or employees, or, except as required by Law and except as contemplated by this Agreement, adopt or make any change in any SimplyBank Plan or other arrangement (including any agreement for indemnification) or payment made to, for or with any of such consultants, directors, officers, or employees; (vii) fail to accrue, pay, discharge, and satisfy all debts, liabilities, obligations, and expenses, including, without limitation, trade payables, incurred in the regular and ordinary course of business as such debts, liabilities, obligations, and expenses become due, unless the same are being contested in good faith; (viii) except for obligations disclosed in this Agreement, short-term FHLB advances, federal funds purchased by SimplyBank, trade payables, and similar liabilities and obligations incurred in the ordinary course of business and the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected in the SimplyBank Financial Statements or the Subsequent SimplyBank Financial Statements, borrow any money or incur any indebtedness in an aggregate amount exceeding $100,000; (ix) change in its accounting methods, except as may be necessary and appropriate to conform to (1) changes in tax law requirements, (2) changes in GAAP or regulatory accounting principles, as required by SimplyBank’s independent auditors or its regulatory authorities, or (3) changes requested by FFC pursuant to this Agreement; (x) make, change, or revoke any material Tax election, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, settle any material Tax claim or assessment, or surrender any right to claim a refund of a material amount of Taxes; (xi) make application for the opening or closing of any, or open or close any, branch or automated banking facility; (xii) waive, release, grant, or transfer any material rights of value or enter into, amend, or terminate (or give notice of termination with respect to) any contract,

AGREEMENT AND PLAN OF REORGANIZATION PAGE 41 agreement, lease, commitment, understanding, arrangement, or transaction or incur any liability or obligation (other than as contemplated by Section 5.03(a)(iv) hereof and legal, accounting, and investment banking or financial advisory fees related to the Interim Merger and the Bank Merger), requiring payments by SimplyBank or any of its Subsidiaries which exceed $25,000, whether individually or in the aggregate (other than trade payables or otherwise incurred in the ordinary course of business) or which contain any financial commitment extending more than twelve (12) months following the date of this Agreement; (xiii) except as already committed in writing as of the date of this Agreement, make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate; (xiv) except as required by applicable Law or regulation: (1) implement or adopt any material change in its interest rate risk management or hedging policies, procedures, or practices; (2) fail to follow its existing policies or practices with respect to managing its exposure to interest rate risk; or (3) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; (xv) take any action that would change SimplyBank’s loan loss reserves that is not in compliance with SimplyBank’s policy and past practices consistently applied and in compliance with GAAP; (xvi) except as already committed in writing as of the date of this Agreement, cancel, release, or compromise any indebtedness in excess of $100,000 owing to SimplyBank or any Subsidiary or any claims which SimplyBank or any Subsidiary may possess, or voluntarily waive any material rights with respect thereto; (xvii) pay, discharge, settle, or compromise any litigation, claim, action, arbitration, or other proceeding against SimplyBank or any Subsidiary, unless such payment, discharge, settlement, or compromise does not require SimplyBank or any Subsidiary to pay any monies, incur any obligation or admit any wrongdoing or liability; (xviii) take any action that is intended or is reasonably likely to result in (A) any of its representations or warranties set forth in this Agreement being or becoming untrue at any time at or prior to the Effective Time, (B) any of the conditions to the Interim Merger or the Bank Merger set forth in this Agreement not being satisfied, or (C) a breach of any provision of this Agreement; except, in each case, as may be required by applicable Law; (xix) maintain the rate of interest paid by SimplyBank on any deposit product, including without limitation on certificates of deposit, in a manner and pursuant to policies inconsistent with past practices; (xx) amend the Charter or Bylaws of SimplyBank, or similar governing documents of any of its Subsidiaries;

AGREEMENT AND PLAN OF REORGANIZATION PAGE 42 (xxi) maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP, as determined in the reasonable discretion of FFC, to provide for possible losses, net of recoveries, relating to Loans previously charged off, on Loans and leases outstanding; (xxii) make any new Loan to any Marijuana Related Business; or (xxiii) agree or commit to do, or enter into any contract regarding, anything that would be precluded by this Section. Insurance. SimplyBank and its Subsidiaries shall maintain, or cause to be maintained, in full force and effect, all currently in-force insurance on its assets, properties, and operations, including, but not limited to, its financial institutions bond, directors’ and officers’ liability insurance, cybersecurity insurance, employment practices liability insurance, and property and casualty insurance in such amounts and with regard to such liabilities and hazards as are currently insured by SimplyBank or its Subsidiaries as of the date of this Agreement. Accruals for Loan Loss Reserve and Expenses. (a) Prior to the Effective Time, SimplyBank shall, and shall cause its Subsidiaries to, make, consistent with GAAP and applicable banking Laws and regulations, such appropriate accounting entries in its books and records and use commercially reasonable efforts to take such other actions as SimplyBank and its Subsidiaries shall deem to be necessary or desirable in anticipation of the Interim Merger including, without limitation, accruals or the creation of reserves for employee benefits and Interim Merger-related expenses. (b) SimplyBank recognizes that FFC may have adopted different Loan and accounting policies and practices (including Loan classifications and levels of loan loss allowances). Subject to applicable Law (including without limitation applicable banking Laws and regulations and GAAP), from and after the date hereof SimplyBank shall consult and cooperate in good faith with FFC with respect to conforming the Loan and accounting policies and practices of SimplyBank to those policies and practices of FFC for financial accounting and/or income tax reporting purposes, as reasonably specified in each case in writing from FFC to SimplyBank, based upon such consultation and subject to the conditions in Section 5.05(d). (c) Subject to applicable Law (including without limitation applicable banking Laws and regulations and GAAP), SimplyBank shall consult and cooperate in good faith with FFC with respect to determining, as reasonably specified in a written notice from FFC to SimplyBank, based upon such consultation and subject to the conditions in Section 5.05(d), the amount and the timing for recognizing for financial accounting and/or income Tax reporting purposes of SimplyBank’s expenses of the Interim Merger. (d) Subject to applicable Law (including without limitation applicable banking Laws and regulations and GAAP), SimplyBank shall make such conforming changes and entries as contemplated in Section 5.05(b) and Section 5.05(c) above, but: (i) in no event prior to the 5th day next preceding the Closing Date; (ii) only after FFC acknowledges in writing that all conditions to its obligation to consummate the Interim Merger have been satisfied and certifies in writing to SimplyBank that FFC will at the Effective Time deliver to SimplyBank the certificate

AGREEMENT AND PLAN OF REORGANIZATION PAGE 43 contemplated in Section 7.02(f); and (iii) the conforming changes and entries as contemplated in this Section 5.05 shall have no impact on the calculation of SimplyBank Adjusted Consolidated Shareholders’ Equity. (e) Notwithstanding anything to the contrary contained herein, SimplyBank’s representations, warranties, and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken at FFC’s request in compliance with Section 5.05(d). Acquisition Proposals. (a) SimplyBank will, and will cause each of its Subsidiaries to, and its and their respective officers, directors, and representatives (including Piper Sandler Companies) to, immediately cease and cause to be terminated any existing solicitations, discussions, or negotiations with any Person concerning an Acquisition Proposal (as defined in Section 5.06(e)). During the period from the date of this Agreement through the Effective Time, SimplyBank shall not terminate, amend, modify, or waive any material provision of any confidentiality or similar agreement to which SimplyBank or any of its Subsidiaries is a party (other than any involving FFC). (b) Except as permitted in this Section 5.06, SimplyBank shall not, and shall cause its Subsidiaries and any of their respective directors, officers and representatives (including Piper Sandler Companies) not to, (i) solicit, initiate, or knowingly encourage or facilitate, or take any other action designed to, or that could reasonably be expected to, facilitate (including by way of furnishing non-public information) any inquiries with respect to an Acquisition Proposal, or (ii) engage or participate in discussions with any Person regarding an Acquisition Proposal, except in each case as to notify such Person of the existence of the provisions of this Section 5.06; provided, however, that, at any time prior to obtaining the approval of the Interim Merger by SimplyBank’s shareholders, if SimplyBank receives a bona fide Superior Proposal that the Board of Directors of SimplyBank (“SimplyBank Board”) determines in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take the foregoing actions would be reasonably likely to result in a violation of its fiduciary duties under applicable Law, SimplyBank may furnish, or cause to be furnished, non-public information with respect to SimplyBank and its Subsidiaries to the Person who made such Superior Proposal and may participate in discussions and negotiations regarding such proposal if prior to taking such action, SimplyBank has used its commercially reasonable efforts to enter into a confidentiality agreement with respect to such Superior Proposal on terms no less favorable to SimplyBank than the confidentiality agreement between SimplyBank and FFC and that contains a standstill agreement on customary terms. Without limiting the foregoing, it is agreed that any violation of the restrictions contained in the first sentence of this Section 5.06(b) by any representative (including Piper Sandler Companies) of SimplyBank or its Subsidiaries shall be a breach of this Section 5.06 by SimplyBank. (c) Neither the SimplyBank Board nor any committee thereof shall (or shall agree or resolve to) (i) fail to make, withdraw, or modify in a manner adverse to FFC or propose to withdraw or modify in a manner adverse to FFC (or take any action inconsistent with) the recommendation by such SimplyBank Board or any such committee of this Agreement or the

AGREEMENT AND PLAN OF REORGANIZATION PAGE 44 Interim Merger, or approve or recommend, or propose to recommend, the approval or recommendation of any Acquisition Proposal (any of the foregoing being referred to herein as an “Adverse Recommendation Change”), or (ii) cause or permit SimplyBank to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other agreement (each, an “Acquisition Agreement”) constituting or related to, or which is intended to or would be reasonably likely to lead to, any Acquisition Proposal (other than a confidentiality agreement referred to in Section 5.06(b)). Notwithstanding the foregoing, at any time prior to the special meeting of SimplyBank’s shareholders to approve the Interim Merger, the SimplyBank Board may, in response to a Superior Proposal, effect an Adverse Recommendation Change, provided, that the SimplyBank Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to do so would be reasonably likely to result in a breach of its fiduciary duties to the shareholders of SimplyBank under applicable Law, and provided, further, that the SimplyBank Board may not effect such an Adverse Recommendation Change unless (A) the SimplyBank Board shall have first provided prior written notice to FFC (an “Adverse Recommendation Change Notice”) that it is prepared to effect an Adverse Recommendation Change in response to a Superior Proposal, which notice shall, in the case of a Superior Proposal, attach the most current version of any proposed written agreement or letter of intent relating to the transaction that constitutes such Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new notice and a new ten (10) business day period) and (B) FFC does not make, within ten (10) business days after receipt of such notice, a proposal that would, in the reasonable good faith judgment of the SimplyBank Board (after consultation with financial advisors and outside legal counsel), cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal or that the Adverse Recommendation Change is no longer required to comply with the SimplyBank Board’s fiduciary duties to the shareholders of SimplyBank under applicable Law. SimplyBank agrees that, during the ten (10) business day period prior to its effecting an Adverse Recommendation Change, SimplyBank and its officers, directors, and representatives shall negotiate in good faith with FFC and its officers, directors, and representatives regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by FFC. (d) In addition to the obligations of SimplyBank set forth in paragraphs (a), (b) and (c) of this Section 5.06, SimplyBank shall as promptly as possible, and in any event within two (2) business days after SimplyBank first obtains knowledge of the receipt thereof, advise FFC orally and in writing of (i) any Acquisition Proposal or any request for information that SimplyBank reasonably believes could lead to or contemplates an Acquisition Proposal or (ii) any inquiry SimplyBank reasonably believes could lead to any Acquisition Proposal, along with the terms and conditions of such Acquisition Proposal, request, or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the Person making any such Acquisition Proposal or request or inquiry. In connection with any such Acquisition Proposal, request, or inquiry, if there occurs or is presented to SimplyBank any offer, material change, modification, or development to a previously made offer, letter of intent, or any other material development, SimplyBank (or its outside counsel) shall (A) advise and confer with FFC (or its outside counsel) regarding the progress of negotiations concerning any Acquisition Proposal, the material resolved and unresolved issues related thereto, and the material terms (including material amendments or proposed amendments as to price and other

AGREEMENT AND PLAN OF REORGANIZATION PAGE 45 material terms) of any such Acquisition Proposal, request, or inquiry, and (B) promptly upon receipt or delivery thereof provide FFC with true, correct, and complete copies of any document or communication related thereto. (e) For purposes of this Agreement, “Acquisition Proposal” shall mean (i) any inquiry, proposal, or offer from any Person or group of Persons (other than as contemplated by this Agreement) relating to, or that could reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of (A) assets or businesses that constitute 20% or more of the revenues, net income, or assets of SimplyBank and its Subsidiaries, taken as a whole, or (B) 20% or more of any class of equity securities of SimplyBank or any of its Subsidiaries; (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity securities of SimplyBank or any of its Subsidiaries; (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange, or similar transaction involving SimplyBank or any of its Subsidiaries pursuant to which any Person or the shareholders of any Person would own 20% or more of any class of equity securities of SimplyBank or any of SimplyBank’s Subsidiaries or of any resulting parent company of SimplyBank; or (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Interim Merger and/or the Bank Merger or that could reasonably be expected to dilute materially the benefits to FFC of the transactions contemplated hereby, other than the transactions contemplated hereby. For purposes of this Section 5.06, a “Person” shall include a natural person, or any legal, commercial, or Governmental Authority, including, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any Person acting in a representative capacity. (f) For purposes of this Agreement, “Superior Proposal” shall mean any written offer made by a third party to consummate an Acquisition Proposal (but changing the references to “20% or more” in the definition of “Acquisition Proposal” to “50% or more”) that the SimplyBank Board determines in good faith (after consulting with its outside legal counsel and its financial advisers) would, if consummated, be more favorable to the shareholders of SimplyBank than the transactions contemplated by this Agreement (taking into account all the factors relating to such Superior Proposal deemed relevant by the SimplyBank Board, including without limitation, the amount and form of consideration, the timing of payment, risk of consummation of the transaction, the financing thereof, and all other conditions thereto (including any changes to the terms and conditions of this Agreement and the transactions contemplated herein proposed by FFC in response to such offer)). Press Releases. FFC and SimplyBank shall use reasonable efforts (i) to develop a joint communications plan with respect to this Agreement and the transactions contemplated hereby, (ii) to ensure that all press releases and other public statements with respect to this Agreement and the transactions contemplated hereby shall be consistent with such joint communications plan, and (iii) except where (and to the extent that) such prior consultation is not reasonably possible due to time considerations in respect of any announcement required by applicable Law, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 46 Changes and Supplements to Disclosure Schedule. SimplyBank shall promptly supplement, amend, and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the SimplyBank Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or listed on the SimplyBank Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of SimplyBank contained herein incorrect, untrue, or misleading. No such supplement, amendment, or update shall have any effect for the purposes of determining satisfaction of the conditions set forth in Article VII or become part of the SimplyBank Disclosure Schedule unless FFC shall have first consented in writing with respect thereof (which consent shall not be unreasonably withheld, conditioned, or delayed). Failure to Fulfill Conditions; Cooperation. In the event SimplyBank determines that a condition to its obligation to complete the Interim Merger cannot be fulfilled, it will promptly notify FFC. SimplyBank shall cooperate fully, completely, and promptly with FFC in connection with satisfying all conditions set forth in this Agreement and effecting the transactions contemplated by this Agreement. Access; Information. (a) FFC and its representatives and agents, shall, upon reasonable notice to SimplyBank, at all times during normal business hours prior to the Effective Time, have full and continuing access to the properties, facilities, operations, books and records of the other party. FFC and its representatives and agents may, prior to the Effective Time, make or cause to be made such reasonable investigation of the operations, books, records, and properties of SimplyBank and its Subsidiaries and of their financial and legal condition as deemed necessary or advisable to familiarize themselves with such operations, books, records, properties, and other matters; provided, however, that such access or investigation shall not interfere unnecessarily or unreasonably with the normal business operations of SimplyBank or its Subsidiaries. In addition, after receipt of all Regulatory Approvals and required shareholder approvals, SimplyBank shall cooperate with FFC to facilitate introductions to SimplyBank customers and key business partners and referral sources. (b) Notwithstanding anything to the contrary contained herein, no investigation by FFC or SimplyBank shall affect the representations and warranties made by SimplyBank, FFC, or Bank herein. (c) Any confidential information or trade secrets received by FFC, SimplyBank or their representatives or agents in the course of such examination will be treated confidentially, and any correspondence, memoranda, records, copies, documents, and electronic or other media of any kind containing such confidential information or trade secrets or both shall be destroyed by FFC or SimplyBank, as applicable, or at FFC’s or SimplyBank’s request, returned to FFC or SimplyBank, as applicable, in the event this Agreement is terminated as provided in Article VIII hereof; provided, however, that the parties may retain such received confidential information to comply with applicable Law or regulation or professional standard or bona fide internal compliance policy requirements. Additionally, any confidential information or trade secrets

AGREEMENT AND PLAN OF REORGANIZATION PAGE 47 received by FFC or SimplyBank, or either of their agents or representatives in the course of their examinations (whether conducted prior to or after the date of this Agreement) shall be treated confidentially and in accordance with the Confidentiality Agreement (as defined in Section 11.08). (d) This Section 5.10 will not require the disclosure of any information to FFC or SimplyBank: (i) which would be prohibited by Law, including the disclosure of confidential supervisory information; or (ii) which would be subject to attorney-client privilege. (e) Except to the extent prohibited by applicable Law or any Regulatory Agency, in order to provide for a smooth transition after the Closing, SimplyBank shall provide FFC with copies of minutes and consents from all SimplyBank Board and committee meetings no later than fourteen (14) days thereafter; provided, however, that such materials shall not include matters related to discussions concerning this Agreement and the transactions contemplated hereby or any other matters that the SimplyBank Board or its legal counsel has reasonably determined to be subject to attorney-client privilege. Financial Statements. As soon as available after the date of this Agreement, SimplyBank will deliver to FFC any additional audited consolidated financial statements which are prepared on its behalf or at its direction, including the balance sheet and the related statement of earnings, statement of cash flows, and statement of changes in shareholders’ equity of SimplyBank, as of and for the fiscal year ended December 31, 2023, the quarterly consolidated unaudited balance sheets and profit and loss statements of SimplyBank prepared for its internal use, its Call Reports for each quarterly period completed prior to the Effective Time, all other financial reports or statements submitted to regulatory authorities after the date hereof, and all other financial statements and financial information reasonably requested by FFC (collectively, “Subsequent SimplyBank Financial Statements”). The Subsequent SimplyBank Financial Statements will be prepared on a basis consistent with past accounting practices and GAAP (to the extent applicable) and shall present fairly the financial condition and results of operations as of the dates and for the periods presented (except in the case of Call Report information for the absence of notes and/or year-end adjustments). Environmental. (a) SimplyBank will cooperate with the conduct, at any time after the date hereof until the Effective Time (the “Investigation Period”), of such physical, zoning, land use, environmental, and other inspections, examinations, and investigations of the Real Property by FFC or its designees, including, without limitation any Phase I or Phase II environmental site assessments and surveys of the Real Property (the “Property Inspections”). Subject to the rights of any tenants arising under their leases affecting the applicable Owned Real Property, FFC shall conduct the Property Inspections during reasonable business hours with at least two (2) days’ prior notice to SimplyBank. FFC shall conduct the Property Inspections at its sole cost and expense. FFC shall furnish true and complete copies of any reports of the environmental consulting firm designated by FFC (the “Designated Environmental Consultant”) that it receives with respect to any Real Property, promptly upon FFC’s receipt of such reports.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 48 (b) If the Designated Environmental Consultant’s good faith estimate, based upon the results of the Phase I environmental studies and other diligence and investigation conducted by the Designated Environmental Consultant, of the dollar amount, if any, that SimplyBank and its Subsidiaries would be required to expend due to a violation of applicable Environmental Laws for all of the SimplyBank properties (the “Environmental Liabilities”) for clean-up and remediation relating to pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products, and any other materials regulated under the Environmental Laws with respect to SimplyBank’s or its Subsidiaries’ owned or leased real properties (including OREO) or any adjoining properties (the “Estimated Clean-Up Costs,” as further adjusted pursuant to this Section 5.12), is in excess of $300,000 (the “Environmental Liability Threshold”), FFC shall deliver to SimplyBank (not later than ten (10) business days after its receipt of the Designated Environmental Consultant’s good faith estimate) a written notice (an “Environmental Cost Notice”) describing the nature of such Environmental Liabilities and the course of action proposed to be taken by FFC or its Subsidiaries (if it were to become the owner of such properties as a result of the Interim Merger) to remediate or otherwise address the environmental problems and providing an estimate of the out-of-pocket cost of such remediation expected to be incurred (if different from the Estimated Clean-Up Costs). If SimplyBank disagrees with FFC’s estimate of the amount of out-of-pocket costs of such remediation or the course of action proposed by FFC, SimplyBank shall deliver to FFC a written notice of such objection (an “Environmental Cost Objection”) within five (5) business days of SimplyBank’s receipt of the Environmental Cost Notice. No later than five (5) business days following FFC’s receipt of an Environmental Cost Objection, one or more members of senior management of FFC and SimplyBank having authority to resolve the dispute shall meet (in person or by telephone) (an “Environmental Cost Meeting”) and shall negotiate in good faith in an attempt to resolve the difference set forth in the Environmental Cost Objection. Regardless of whether the parties reach a resolution of the dispute within two (2) business days of the first such meeting, subsection (c) shall apply. (c) The Estimated Clean-up Costs shall be deemed to have been established for purposes of this Section 5.12: (i) if FFC does not receive an Environmental Cost Objection, as of the last date that an Environmental Cost Objection would have been timely under subsection (b) above, or (ii) if an Environmental Cost Objection is delivered to FFC and finally resolved as set forth in subsection (b) hereof, as of the date of such resolution, or (iii) if an Environmental Cost Objection remains unresolved under subsection (b) hereof (in which event the Estimated Clean-Up Costs shall be as set forth in the Environmental Cost Notice), then as of the third business day following the Environmental Cost Meeting. Following the establishment of the Estimated Clean-up Costs, if the Estimated Clean-Up Costs are more than the Environmental Liability Threshold, then FFC shall have the right to reduce the Merger Consideration by the amount of the Estimated Clean-up Costs above the Environmental Liability Threshold; provided, however, in no event shall the Merger Consideration be reduced by more than $200,000 pursuant to this Section 5.12(c). In the event that the Estimated Clean-up Costs exceed the Environmental Liability Threshold, either SimplyBank or FFC may terminate this Agreement pursuant to Section 8.01(b)(iv); provided if FFC elects to reduce the Merger Consideration instead of terminating the Agreement (by up to no more than $200,000), SimplyBank shall have no right to terminate this Agreement pursuant to Section 8.01(b)(iv). By way of example, and in no way limiting the foregoing, (i) if the Estimated Clean-up Costs equal $350,000, both SimplyBank and FFC would have the right to terminate this Agreement, but if FFC elected to reduce the Merger

AGREEMENT AND PLAN OF REORGANIZATION PAGE 49 Consideration instead of terminating the Agreement, it could do so by an amount up to $50,000 and, in that case SimplyBank would have no right to terminate pursuant to Section 8.01(b)(iv), and (ii) if the Estimated Clean-up Costs equal $850,000, both SimplyBank and FFC would have the right to terminate this Agreement, but if FFC elected to reduce the Merger Consideration instead of terminating the Agreement, it could do so by an amount up to $200,000, and in that case SimplyBank would have no right to terminate this Agreement pursuant to Section 8.01(b)(iv). Governmental Reports and Shareholder Information. Promptly upon its becoming available, SimplyBank shall furnish to FFC one (1) copy of each financial statement, report, notice, or proxy statement sent by SimplyBank to any Governmental Authority or to SimplyBank’s shareholders, and of any order issued by any Governmental Authority in any proceeding to which SimplyBank is a party. For purposes of this Agreement, “Governmental Authority” shall mean any court, board, agency, department, committee, commission, central bank, office or authority of any nature whatsoever (including any political subdivision or instrumentality thereof) for any governmental or quasi-governmental unit (whether federal, state, commonwealth, county, district, municipal, city, parish, provincial or otherwise) now or hereafter in existence (including, without limitation, (i) any state regulatory authority (including without limitation the Tennessee Department of Financial Institutions), (ii) the SEC, (iii) the FRB, (iv) the FDIC, (v) the Office of the Comptroller of the Currency (“OCC”), and (vi) any Self-Regulatory Organization ((i) – (vi), collectively “Regulatory Agencies”)). Adverse Actions. SimplyBank shall not knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (b) any of the conditions to the Interim Merger set forth in Article VII not being satisfied, (c) a material violation of any provision of this Agreement, (d) a material delay in the consummation of the Interim Merger except, in each case, as may be required by applicable Law or regulation, (e) any payment to Persons who are disqualified individuals in respect of SimplyBank, its Subsidiaries, or their successors, not being allowable as deductions for federal income tax purposes by reason of Section 280G of the Code, except as set forth on Schedule 5.14 of the SimplyBank Disclosure Schedule, or (f) preventing the parties from making an election pursuant to Section 338(h)(10) of the Code in connection with the Interim Merger. Employee Benefits and Employees. (a) Neither the terms of Section 6.02 hereof nor the provision of any employee benefits by FFC or any of its Subsidiaries to employees of SimplyBank or any of its Subsidiaries shall: (a) create any employment contract, agreement, or understanding with or employment rights for, or constitute a commitment or obligation of employment to, any of the officers or employees of SimplyBank or any of its Subsidiaries; or (b) prohibit or restrict FFC or its Subsidiaries, whether before or after the Effective Time, from changing, amending, or terminating any employee benefits provided to its employees from time to time. Before the date that is sixty (60) days prior to Closing, FFC will use its best efforts to notify SimplyBank of the employees FFC intends to retain after the Effective Time. Prior to the Closing Date, SimplyBank shall be responsible for timely giving any notices to, and terminating

AGREEMENT AND PLAN OF REORGANIZATION PAGE 50 as of the Effective Time, any employees whose employment will not be continued by FFC, and SimplyBank shall pay any and all amounts which are then due and payable to such employees in connection with the termination of their employment, including, without limitation, all accrued vacation and sick pay. (b) Before Closing, with SimplyBank’s prior consent (which consent shall not be unreasonably withheld), FFC may conduct such training and other programs as it may, in its reasonable discretion and at its sole expense, elect to provide for those employees who will be continuing employment with FFC; provided, however, that such training and other programs shall not materially interfere with or prevent the performance of the normal business operations of SimplyBank. (c) Prior to the Closing, SimplyBank shall use commercially reasonable efforts to enter into stay bonus agreements for stay bonuses in such amounts and with those employees of SimplyBank or its Subsidiaries as designated by FFC on Schedule 5.15(c) of the FFC Disclosure Schedule. The stay bonus agreements shall be in form and substance satisfactory to FFC in its sole discretion. Termination of 401(k) Plan. (a) SimplyBank shall make, or cause to be made, timely contributions to the SimplyBank 401(k) Plan (the “SimplyBank 401(k) Plan”) between the date hereof and the Effective Time consistent with the terms of the SimplyBank 401(k) Plan and past practices, including, without limitation, elective deferral contributions of those SimplyBank 401(k) Plan participants who are employed by SimplyBank or its Subsidiaries. (b) No later than ten (10) days prior to the Closing Date, SimplyBank, pursuant to the provisions of the SimplyBank 401(k) Plan, shall, subject to review and approval by FFC and to consummation of the Interim Merger: (i) adopt, or cause to be adopted, resolutions to terminate the SimplyBank 401(k) Plan, consistent with the provisions of Code Section 401(k)(10), effective as of a date that is not later than the day before the Closing Date (the “Plan Termination Date”) and (ii) amend, or cause to be amended, the SimplyBank 401(k) Plan effective as of a date not later than the Plan Termination Date to freeze participation in and benefit accruals under the SimplyBank 401(k) Plan, to vest fully all accrued benefits and to provide that all benefits under the SimplyBank 401(k) Plan shall be distributed in accordance with plan terms as soon as administratively feasible after the termination date. (c) Any contributions due to the SimplyBank 401(k) Plan for the period prior to the Plan Termination Date, and not yet paid on the Plan Termination Date, will be contributed, or caused to be contributed by SimplyBank as soon as administratively feasible following the Plan Termination Date. (d) SimplyBank shall continue, or cause to be continued, in full force and effect, until the Effective Time: (i) the fidelity bond, if any, issued to SimplyBank or a Subsidiary as described in ERISA Section 412; and (ii) the ERISA fiduciary liability insurance policy currently in effect, if any, for the benefit of the covered fiduciaries of the SimplyBank 401(k) Plan. Disposition of Welfare Benefit and Sec. 125 Plans.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 51 (a) Any welfare benefit (health, dental/vision, life/AD&D, LTD), Internal Revenue Code Section 125, or “cafeteria,” plans currently sponsored by SimplyBank shall be terminated as of the Effective Time on terms reasonably acceptable to FFC, unless FFC determines that any such plan shall be continued past the Effective Time. SimplyBank shall take, or cause to be taken, all actions necessary to terminate all of SimplyBank’s and any Subsidiary’s group insurance policies before the Effective Time on terms reasonably acceptable to FFC, unless otherwise instructed by FFC. (b) From the date of this Agreement through the Effective Time, SimplyBank shall continue to: (i) pay the applicable insurance premiums necessary to continue the benefits under SimplyBank’s welfare benefit plans; (ii) contribute to the cafeteria plan the pre-tax amounts which the cafeteria plan participants elect to defer from compensation; and (iii) pay all eligible claims incurred, in accordance with the terms and conditions of such plan, under the cafeteria plan’s health and dependent care flexible spending accounts prior to the Effective Time. (c) In the event any SimplyBank cafeteria plan is terminated prior to the Closing Date, the balances in any health and dependent care flexible spending accounts thereunder as of the date of termination shall be transferred to the applicable components of the FFC cafeteria plan to the extent permitted under the FFC plan. Benefit and compensation deferral elections in effect at that time shall be continued under the FFC cafeteria plan, subject to subsequent changes as provided in the FFC plan. All benefit payments related to the transferred balances shall be made in accordance with the FFC cafeteria plan. Interim Bank Merger. Prior to the Effective Time, SimplyBank shall cooperate with FFC and take such action as reasonably requested by FFC and necessary to merge FFB Interim Bank with and into SimplyBank as of the Effective Time. Cooperation on Conversion of Systems. SimplyBank agrees to commence immediately after the date of this Agreement (and continue until Closing or completed) using its commercially reasonable efforts to ensure an orderly transfer of information, processes, systems, and data to FFC and to otherwise assist FFC in facilitating the conversion of all of SimplyBank’s systems into, or to conform with, FFC’s systems (including cooperating with FFC in the training of SimplyBank’s and its Subsidiaries’ employees on FFC’s systems), so that, as of the Closing, the systems of SimplyBank are readily convertible to FFC’s systems to the fullest extent possible without actually converting them prior to the Closing. SimplyBank and FFC shall meet on a regular basis to discuss and plan for the conversion of SimplyBank’s data processing and related electronic informational systems to those used by FFC, which planning shall include, without limitation: (i) discussion of possible termination by SimplyBank of third-party service provider arrangements effective at or following the Effective Time, including the Data Processing Agreement; (ii) non-renewal of personal property leases and software licenses used by SimplyBank in connection with its systems operations; and (iii) retention of outside consultants and additional employees to assist with the conversion and outsourcing, as appropriate, of proprietary or self-provided system services. Installation/Conversion of Equipment. Prior to the Effective Time, at times mutually agreeable to FFC and SimplyBank, FFC may, at FFC’s sole expense, install teller equipment, platform equipment, security equipment, and computers, at the SimplyBank offices,

AGREEMENT AND PLAN OF REORGANIZATION PAGE 52 branches, and ATM locations, and SimplyBank shall cooperate with FFC in connection with such installation; provided, however, that such installations shall not interfere with the normal business activities and operations of SimplyBank or require material alterations to SimplyBank’s facilities. Termination of Contracts. SimplyBank shall cooperate with FFC to determine which contracts, agreements, or arrangements will not be retained by FFC and will be terminated, in addition to terminating the Data Processing Agreement (collectively, the “Terminated Contracts”). SimplyBank shall promptly give notice and take all other appropriate and commercially reasonable actions to terminate the Terminated Contracts and to determine any and all termination costs, including without limitation, early termination fees, penalties, and recaptures of discounts. Accuracy of Information Provided to FFC. SimplyBank agrees that the information concerning SimplyBank or any of its Subsidiaries that is provided or to be provided by SimplyBank to FFC for inclusion in any documents filed or to be filed with any regulatory authority or Governmental Authority in connection with the Interim Merger, the Bank Merger, and the other transactions contemplated by this Agreement will: (a) at the respective times such documents are filed, and, in the case of the proxy statement to be prepared by SimplyBank, or any amendment thereof or supplement thereto (“Proxy Statement”), when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) in the case of the Proxy Statement, at the time of the SimplyBank Shareholders’ Meeting, not be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. Notwithstanding the foregoing, SimplyBank shall have no responsibility for the truth or accuracy of any information supplied by FFC with respect to FFC or any of its Subsidiaries or any of their affiliates contained in the Proxy Statement or in any document submitted to, or other communication with, any Governmental Authority. ARTICLE VI. COVENANTS OF FFC FFC covenants and agrees with SimplyBank, and covenants and agrees to cause its Subsidiaries to act, as follows (and SimplyBank covenants and agrees with FFC as follows): Approvals. FFC shall have primary responsibility of the preparation, filing, and costs of all bank regulatory applications required for consummation of the Interim Merger and the Bank Merger, and FFC shall file (or cause Bank or its other applicable Subsidiary to file) such applications as promptly as practicable after the execution of this Agreement. FFC shall provide to SimplyBank and its counsel copies of all applications filed and copies of all material written communications with all state and federal bank regulatory agencies relating to such applications. FFC and SimplyBank shall cooperate fully and use commercially reasonable efforts to procure, upon terms and conditions reasonably acceptable to each of them, all consents, authorizations, approvals, registrations, and certificates, to complete all filings and applications

AGREEMENT AND PLAN OF REORGANIZATION PAGE 53 and to satisfy all other requirements prescribed by Law which are necessary for consummation of the Interim Merger and the Bank Merger on the terms and conditions provided in this Agreement. Employee Benefit Plans and Employee Payments. (a) FFC shall make available to the officers and employees of SimplyBank or any Subsidiary who continue as employees of FFC or any Subsidiary after the Effective Time (“Continuing Employees”), substantially the same employee benefits as are generally available to all FFC employees, except where different benefits are required by other provisions of this Agreement. As a condition to employment, all Continuing Employees must execute and return to FFC the Non-Disclosure and Non-Solicitation Agreement utilized by FFC with respect to its or its Subsidiaries’ employees. (b) FFC and SimplyBank agree to address any issues related to the differences between the vacation and paid time off policies of SimplyBank and any Subsidiary (including, without limitation, any banked paid time) and the vacation and paid time off policies of FFC governing the use of paid time off accrued prior to the Effective Time, and communicate the proposed reconciliation of the policies to the Continuing Employees prior to the Effective Time. Effective as of the later of the Effective Time or the date on which the FFC vacation and paid time off policies are made available to the Continuing Employees, such Continuing Employees will be subject to the terms and conditions of the FFC vacation/paid time off policy in place for similarly situated employees of FFC, with credit given for all prior years of service with SimplyBank or any Subsidiary for purposes of determining vacation/paid time off pay eligibility and the amount of such vacation/paid time off pay. (c) Continuing Employees will receive credit for prior service with SimplyBank or its Subsidiaries, or their predecessors, for purposes of eligibility and vesting (but not benefit accrual) under the First Financial Corporation Employees’ 401(k) Savings Plan and First Financial Corporation Employee Stock Ownership Plan. (d) To the extent a SimplyBank employee benefit plan is terminated at or prior to the Effective Time, Continuing Employees shall become eligible to participate in FFC’s similar employee benefit plans as of the Effective Time. FFC will use its reasonable best efforts to: (i) avoid subjecting Continuing Employees to any waiting periods or additional pre-existing condition limitations under the health and dental plans of FFC or its Subsidiaries in which they are eligible to participate than they otherwise would have been subject to under the health and dental plans of SimplyBank; and (ii) give credit under the applicable FFC plan for any deductibles and co-insurance payments made by such Continuing Employees under the corresponding SimplyBank plan during the balance of the then current 12-month period of coverage. (e) To the extent permitted under the terms of any Tax-qualified retirement plan maintained by FFC after the Effective Time and subject to the terms and conditions thereof, such plan shall accept “eligible rollover distributions” (within the meaning of Code Section 402(c)(4)) of cash amounts and plan loans received from the SimplyBank 401(k) Plan with respect to any Continuing Employees.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 54 (f) FFC may elect to continue to maintain all SimplyBank employee welfare benefit and cafeteria plans currently in effect at the Effective Time until such time as FFC determines, in its sole discretion, to modify or terminate any or all of those plans. Claims incurred under the employee welfare benefit and cafeteria plans prior to plan termination shall be paid in accordance with the applicable plan’s claim submission procedures and deadlines. (g) Except for any employee receiving a separate stay/retention bonus, change in control, severance or similar payment in connection with the Closing of the Interim Merger, those employees of SimplyBank as of the Effective Time who (i)(A) are still employed by SimplyBank and who Bank elects not to employ after the Effective Time, or (B) who are Continuing Employees and are terminated other than for cause within six (6) months after the Closing Date; and (ii) sign and deliver a termination and release agreement in a form acceptable to Bank, which shall at FFC’s sole discretion include typical confidentiality provisions and one-year restrictive covenant provisions relating to non-solicitation of customers and employees of Bank, shall be entitled to severance pay equal to two (2) weeks of pay, at their base rate of pay in effect at the time of termination, for each full year of continuous service with SimplyBank, with a minimum of four (4) weeks and a maximum of twenty-six (26) weeks. Nothing in this Section shall be deemed to limit or modify FFC’s or Bank’s at-will employment policy or any employee’s at-will employment status. (h) Until the Effective Time, SimplyBank or a Subsidiary of SimplyBank, whichever is applicable, shall be liable for all obligations for continued health coverage pursuant to Section 4980B of the Code and Sections 601 through 609 of ERISA (“COBRA”) for eligible employees who incur a qualifying event before the Effective Time. FFC or a FFC Subsidiary, whichever is applicable, shall, after the Effective Time, be liable for (i) all obligations for continued health coverage under COBRA with respect to each qualified beneficiary of SimplyBank who incurs a termination on and after the Effective Time, and (ii) for continued health coverage under COBRA from and after the Effective Time for each qualified beneficiary of SimplyBank who incurs a qualifying event before the Effective Time. Adverse Actions. FFC shall not knowingly take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in this Agreement being or becoming untrue in any respect at any time at or prior to the Effective Time, (b) any of the conditions to the Interim Merger set forth in Article VII not being satisfied, or (c) a material violation of any provision of this Agreement. D&O Insurance and Indemnification. (a) For a period of six (6) years following the Effective Time, FFC agrees that all rights to indemnification (including rights to advancement of expenses) provided for in the respective Charter and Bylaws of SimplyBank or required under any applicable Law, in each case as in effect on the date hereof, will survive the Interim Merger and will not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of the present and former directors and officers of SimplyBank (each, an “Indemnified Party”) for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time. Notwithstanding anything to the contrary contained in this Section 6.04, FFC shall not be required to indemnify, defend, or

AGREEMENT AND PLAN OF REORGANIZATION PAGE 55 hold harmless any Indemnified Party to a greater extent than SimplyBank could, as of the date of this Agreement, indemnify, defend, and hold harmless such Indemnified Party, and indemnification shall only be provided to the extent it is permitted by any applicable federal or state Laws. (b) FFC shall cause the persons serving as officers and directors of SimplyBank immediately prior to the Effective Time to be covered for a period of six (6) years after the Effective Time by the directors’ and officers’ liability insurance policy currently maintained by SimplyBank (the “Existing Policy”) or by a comparable or better policy (the “Replacement Policy”). Prior to the Effective Time, as instructed by FFC, SimplyBank shall cause the applicable broker of record for its Existing Policy and its Financial Institution Bond (or similar policy) to be assigned to FFC’s designee. Such assignments in favor of FFC’s designee shall be executed by SimplyBank with sufficient time to allow FFC and its designee to place the insurance required by this Section. The Existing Policy or Replacement Policy, subject to policy terms and conditions, shall provide coverage with respect to covered acts or omissions occurring prior to the Effective Time; provided, however, that FFC shall not be required to pay annual premiums for the Existing Policy (or for any Replacement Policy) in excess of 250% of the annual premium for the current annual term of the Existing Policy (the “Maximum Amount”); and, provided, further, however, that, if FFC is unable to maintain or obtain the insurance called for by this Section 6.04(b), FFC shall obtain as much comparable insurance as is available for the Maximum Amount. FFC’s obligations within this Section 6.04(b) apply solely and exclusively to the Existing Policy and the existing Financial Institution Bond at each policy’s current limits of insurance, as well as its other terms, conditions, exclusions, and annual premiums as of the date of this Agreement, and which must be continuously maintained in force by SimplyBank without interruption, cancellation, or amendment until the Effective Time or FFC’s obligations within this Section shall cease. (c) The provisions of this Section 6.04 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and personal representatives. (d) In the event that either FFC or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of FFC shall assume the obligations set forth in this Section 6.04. (e) The following provisions shall apply to any challenge or litigation brought against SimplyBank or its employees, officers, and directors with respect to the execution and/or consummation of this Agreement, the transactions contemplated hereby, or any proxy statement issued in connection with the proposed transactions (“Transaction Litigation”): (i) At all times before the Closing, SimplyBank shall keep FFC fully informed about the conduct of any Transaction Litigation and shall not settle any such Transaction Litigation without FFC’s advance written consent (which consent shall not be unreasonably withheld, conditioned, or delayed).

AGREEMENT AND PLAN OF REORGANIZATION PAGE 56 (ii) Should Transaction Litigation continue or be initiated after the Closing, FFC shall have the sole right to control the defense of the Transaction Litigation, including the right to settle any such litigation without consent from any SimplyBank employees, officers, or directors who are defendants, so long as such settlement does not, with respect to any such defendants, (1) involve an admission of fault or personal liability, (2) impose any legal restrictions on such defendant’s future conduct, or (3) require payment of any amount in settlement. Changes and Supplements to FFC Disclosure Schedule. FFC shall promptly supplement, amend, and update, upon the occurrence of any change prior to the Effective Time, and as of the Effective Time, the FFC Disclosure Schedule with respect to any matters or events hereafter arising which, if in existence or having occurred as of the date of this Agreement, would have been required to be set forth or listed on the FFC Disclosure Schedule or this Agreement and including, without limitation, any fact which, if existing or known as of the date hereof, would have made any of the representations or warranties of FFC contained herein materially incorrect, untrue or misleading. No such supplement, amendment, or update shall have any effect for the purposes of determining satisfaction of the conditions set forth in Article VII or become part of the FFC Disclosure Schedule unless SimplyBank shall have first consented in writing with respect thereof. Tax Matters. (a) Following the Closing, FFC will cause SimplyBank’s current, regularly utilized accounting firm to prepare all S corporation federal income Tax Returns and similar state or local income Tax Returns that are required to be filed by or with respect to SimplyBank or any of its Subsidiaries for taxable periods ending on or before the Closing Date (“Pre-Closing Income Tax Returns”). Not later than 30 days prior to the due date for filing any such Pre-Closing Income Tax Return, FFC will deliver a copy of such Tax Return, together with all supporting documentation, to the Stockholder Representative for the Stockholder Representative’s review. If the Stockholder Representative has any reasonable comments, it shall provide those to FFC in writing no later than ten (10) days prior to the due date for filing such Pre-Closing Income Tax Return. FFC shall incorporate any such reasonable comments of the Stockholder Representative provided such comments are consistent with the prior practice of SimplyBank, except as required by applicable Law. Unless the Stockholder Representative timely provides comments to the Pre-Closing income Tax Returns, such Pre-Closing Income Tax Returns shall be deemed final without further adjustment, absent manifest error. FFC will cause such Tax Returns (as revised in accordance with this Section 6.06(a)) to be timely filed, will provide a copy of such Tax Returns to the Stockholder Representative, and in a timely manner furnish required Tax information consistent therewith to the persons who were SimplyBank’s shareholders prior to the Closing for inclusion in their income Tax Returns. All Pre-Closing Income Tax Returns shall be prepared in accordance with SimplyBank’s past custom and practice. Once filed, FFC and/or the Bank shall not (and shall not cause another party to) amend or restate any Pre-Closing Income Tax Returns without the prior written consent of the Stockholder Representative. Without the prior written consent of FFC, none of the shareholders of SimplyBank or any of their affiliates or representatives shall to the extent it may affect, or relate to, SimplyBank, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect

AGREEMENT AND PLAN OF REORGANIZATION PAGE 57 of increasing the Tax liability or reducing any Tax asset of FFC or SimplyBank in respect of any period after Closing. (b) If FFC or any of its Subsidiaries receives written notice of any proposed adjustment, assessment, audit, examination, suit, dispute or other action with respect to any of the Pre-Closing Income Tax Returns (a “Tax Claim”), FFC will notify (within thirty (30) days after the receipt of written notice of any such Tax Claim) a Person designated by SimplyBank to administer and oversee audits, refunds, and other income tax matters for the pre-Closing tax periods (the “Stockholder Representative”) in writing of such Tax Claim. The Stockholder Representative shall have the right to exercise complete control over the handling, disposition, and settlement of any governmental inquiry, examination, or proceeding (a “Tax Proceeding”) with respect to any such Tax Claim relating solely to any of the Pre-Closing Income Tax Returns, provided that the Stockholder Representative shall not settle the Tax Proceeding without the consent of FFC, which consent shall not be unreasonably withheld, delayed or conditioned. FFC shall cooperate with the Stockholder Representative, as the Stockholder Representative may reasonably request, in any such Tax Proceeding. (c) All transfer Taxes incurred in connection with this Agreement shall be borne and paid by FFC, and FFC shall timely file all necessary Tax returns and other documentation with respect to all such transfer Taxes. Any income Tax refund or Tax credit (including interest with respect thereto) relating to SimplyBank or any of its Subsidiaries for any Tax period ending on or before the Closing Date and applied for prior to Closing shall be the property of the persons who were SimplyBank shareholders prior to the Closing and shall be promptly paid or otherwise turned over to them. (d) At the request of FFC, SimplyBank and each shareholder of SimplyBank shall join with FFC in making, and shall take any and all actions necessary to effect, an election under Section 338(h)(10) of the Code and any corresponding election under state, local, and foreign Law with respect to Interim Merger hereunder (collectively, a "Section 338(h)(10) Election"). If a Section 338(h)(10) Election is made, SimplyBank’s shareholders shall include any income, gain, loss, deduction or other Tax item resulting from the Section 338(h)(10) election on their Tax Returns to the extent required by applicable Law. If FFC requests a Section 338(h)(10) Election, the shareholders of SimplyBank and SimplyBank shall, within ten days prior to the date such forms are required to be filed under applicable law, exchange completed and executed copies of IRS Forms 8023 and 8883, required schedules thereto, and any similar state, local or foreign forms. The completed and executed IRS Form 8883 shall reflect the allocation schedule agreed to by Sellers and Buyer pursuant to Section 6.06(e). If a Section 338(h)(10) Election is made, FFC and SimplyBank shall report the Interim Merger consistent with the treatment of Interim Merger as a “qualified stock purchase” and consistent with the Section 338(h)(10) Election and shall take no position inconsistent therewith in any Tax Return, any proceeding before any taxing authority or otherwise. (e) If a Section 338(h)(10) Election is made, FFC and SimplyBank agree that (i) the Merger Consideration (and other amounts treated, for U.S. federal income Tax purposes and applicable state, local and foreign Tax purposes, as consideration paid by FFC to the shareholders of SimplyBank pursuant to this Agreement) of SimplyBank (the “Section 338(h)(10) Consideration”) shall be allocated among the assets of the SimplyBank for all

AGREEMENT AND PLAN OF REORGANIZATION PAGE 58 purposes (including Tax and financial reporting) in a manner consistent with Sections 338 and 1060 of the Code and as agreed by their respective accountants, negotiating in good faith on their behalf and (ii) FFC, SimplyBank, and SimplyBank’s shareholders shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the agreed-upon allocations.5 (f) Neither SimplyBank nor any of its shareholders shall revoke SimplyBank’s election to be taxed as an S-corporation within the meaning of Section 1361 and Section 1362 of the Code. Other than the transactions contemplated by this Agreement, neither SimplyBank nor any of its shareholders shall take any action or allow any action that would cause SimplyBank to no longer be treated as an S-corporation within the meaning of Section 1361 and Section 1362 of the Code. (g) Any and all Tax sharing agreements or other similar agreements (whether written or not) with respect to or involving SimplyBank shall be terminated as of the Closing Date. After the Closing Date, SimplyBank shall not be bound thereby or have any liability thereunder. (h) The shareholders of SimplyBank shall not make an election under Section 336(e) of the Code with respect to the transactions contemplated by this Agreement. (i) The Stockholder Representative, SimplyBank, and FFC agree to furnish or cause to be furnished to each other, upon reasonable request, as promptly as practicable, such information (including access to books and records) and assistance relating to SimplyBank or any of its subsidiaries as is reasonably requested for the preparation and filing of any Tax Return, claim for refund, for the preparation of any audit, and for the prosecution or defense of any Tax Claim. Failure to Fulfill Conditions; Cooperation. In the event FFC determines that a condition to its obligation to complete the Interim Merger cannot be fulfilled, it will promptly notify SimplyBank. FFC shall cooperate fully, completely, and promptly with SimplyBank in connection with satisfying all conditions set forth in this Agreement and effecting the transactions contemplated by this Agreement. ARTICLE VII. CONDITIONS PRECEDENT TO THE MERGER Conditions Precedent to FFC’s Obligations. The obligation of FFC to consummate the Interim Merger is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by FFC: (a) Representations and Warranties at Effective Time. The representations and warranties of SimplyBank set forth in Section 3.01 (Organization and Authority), Section 3.02 (Authorization), Section 3.03(a), Section 3.03(b), and Section 3.03(e) (Capitalization), Section 3.13 (No Shareholder Rights Plan), Section 3.18 (Deposit Insurance), Section 3.21 (Broker’s, Finder’s or Other Fees), Section 3.25 (Shareholder Approval), Section 3.28 (Community 5 Will the asset allocation be listed on a Schedule 6.06(e) or agreed to by the accountants?

AGREEMENT AND PLAN OF REORGANIZATION PAGE 59 Reinvestment Act), Section 3.29 (Bank Secrecy and Anti-Money Laundering Compliance), Section 3.30 (Agreements with Regulatory Agencies), and Section 3.33 (Fairness Opinion) (in each case after giving effect to the lead in to Article III) shall be true and correct in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of SimplyBank set forth in this Agreement (without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article III) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on SimplyBank or the Surviving Bank. (b) Covenants. Each of the covenants and agreements of SimplyBank shall have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time. (c) Deliveries at Closing. FFC shall have received from SimplyBank at the Closing the items and documents, in form and content reasonably satisfactory to FFC, set forth in Section 10.02(b). (d) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (“Regulatory Approvals”) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions, or requirements which the Board of Directors of FFC reasonably determines in good faith would (i) following the Effective Time, have a Material Adverse Effect on FFC, or (ii) materially reduce the benefits of the transactions contemplated hereby to such a degree that FFC would not have entered into this Agreement had such conditions, restrictions, or requirements been known at the date hereof. (e) Shareholder Approval. The shareholders of SimplyBank shall have approved and adopted this Agreement as required by applicable Law and the terms of this Agreement. (f) Officers’ Certificate. SimplyBank shall have delivered to FFC a certificate signed by its President and its Secretary, dated as of the Effective Time, certifying that: (i) the representations and warranties of SimplyBank contained in Article III are true, accurate and correct in all respects on and as of the Effective Time, subject to the standard specified in Section 7.01(a); (ii) all the covenants of SimplyBank have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) SimplyBank has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 60 (g) 280G Opinion. FFC shall have received a letter of tax advice, in a form satisfactory to FFC, from SimplyBank’s outside or independent certified public accountants or legal counsel, to the effect that any amounts that are paid by SimplyBank before the Effective Time, or required under any agreements or arrangements existing prior to the Effective Time or this Agreement (or other plans or agreements entered into in connection with this Agreement) to be paid at or after the Effective Time, to Persons who are disqualified individuals in respect of SimplyBank or its successors, and that otherwise should be allowable as deductions for federal income Tax purposes, should not be disallowed as deductions for such purposes by reason of Section 280G of the Code. (h) Material Proceedings. None of FFC, SimplyBank, or any of their Subsidiaries, shall be subject to any statute, rule, regulation, injunction, order, or decree, which shall have been enacted, entered, promulgated, or enforced, which prohibits, prevents, or makes illegal the completion of the Interim Merger or the Bank Merger, and no material claim, litigation or proceeding shall have been initiated and pending or threatened relating to the Agreement or the Interim Merger or the Bank Merger or seeking to prevent the completion of the Interim Merger or the Bank Merger. (i) SimplyBank Adjusted Consolidated Shareholder’s Equity. As of the close of business on the Closing Date, the SimplyBank Adjusted Consolidated Shareholders’ Equity shall not be less than $69,692,000. For purposes of this Agreement, “SimplyBank Adjusted Consolidated Shareholders’ Equity” shall be an estimate of the “total equity capital” of SimplyBank calculated in the manner as reported on Schedule RC-R Part 1 (Form Type – 051), Line 19, calculated as of the close of business on the Closing Date to the reasonable satisfaction of FFC (excluding any net unrealized gains or losses on available for sale securities from June 30, 2023 through the Closing Date and any changes to the valuation of the SimplyBank investment portfolio attributed to ASC 320, whether upward or downward, from June 30, 2023 until the Closing Date), provided, however, that there shall be excluded from the calculation of SimplyBank Adjusted Consolidated Shareholders’ Equity, regardless if already accrued in calculating Schedule RC-R Part 1 (Form Type – 051), Line 19, the following: (i) any fees or expenses of attorneys, accountants, financial advisers and investment bankers incurred or accrued by SimplyBank in connection with this Agreement and the consummation of the transactions contemplated hereby; (ii) any change in control payments, retention bonuses, severance payments or retirement plan payments incurred or accrued by SimplyBank at or prior to Closing; (iii) early termination fees or penalties incurred or accrued in connection with the termination of any agreement or contract to which SimplyBank is a party at the request or direction of FFC or as required by this Agreement (including, without limitation, the termination of the Data Processing Agreement, the SimplyBank 401(k) Plan, and/or any SimplyBank Plan); (iv) any accruals established by SimplyBank or changes made pursuant to Section 5.05; and (v) the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) paid or payable in connection with SimplyBank successfully enforcing any provision or provisions of the Agreement against FFC (whether by litigation, arbitration, mediation, settlement or negotiation), in each case that are due, incurred or accrued by SimplyBank at or prior to Closing. For the avoidance of doubt, the SimplyBank Adjusted Consolidated Shareholders’ Equity shall be calculated on a pro forma basis solely for the purpose of determining SimplyBank Adjusted Consolidated Shareholders’ Equity as that term is used in this Agreement, and not for any regulatory or reporting purpose, and shall reflect all after-Tax

AGREEMENT AND PLAN OF REORGANIZATION PAGE 61 accruals for all of SimplyBank’s fees, expenses and costs relating to the transactions contemplated by this Agreement, including the Interim Merger and the Bank Merger (regardless of whether GAAP applied on a consistent basis would require that such obligations be accrued as liabilities as of the Effective Time). (j) Consents. SimplyBank shall have obtained or caused to be obtained (a) all written consents, if any, required to be obtained under the Material Contracts, and (b) all permits, authorizations, other written consents, permissions and approvals as required for the lawful consummation of this Interim Merger and the Bank Merger and as required under all agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties required to effect the transactions contemplated by this Agreement. (k) Material Change. No Material Adverse Effect to SimplyBank or its Subsidiaries shall have occurred or is reasonably likely to occur from the date hereof. (l) Acknowledgment and Release Agreements. Each employee of SimplyBank receiving a payment pursuant to any change in control, severance or similar agreement shall have executed and delivered to FFC an acknowledgment and release agreement (collectively, the “Acknowledgment and Release Agreements”), effective as of the Effective Time, in a form agreed to by FFC, which shall include typical confidentiality provisions and one-year restrictive covenant provisions relating to non-solicitation of customers and employees of the Bank. Conditions Precedent to SimplyBank’s Obligations. The obligation of SimplyBank to consummate the Interim Merger is subject to the satisfaction and fulfillment of each of the following conditions on or prior to the Effective Time, unless waived in writing by SimplyBank: (a) Representations and Warranties at Effective Time. Each of the representations and warranties of FFC contained in this Agreement shall be true, accurate, and correct in all respects, at and as of the Effective Time as though such representations and warranties had been made or given on and as of the Effective Time (except that representations and warranties that by their express terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date). (b) Covenants. Each of the covenants and agreements of FFC shall have been fulfilled or complied with in all material respects from the date of this Agreement through and as of the Effective Time. (c) Deliveries at Closing. SimplyBank shall have received from FFC at the Closing the items and documents, in form and content reasonably satisfactory to SimplyBank, listed in Section 10.02(a) hereof. (d) Regulatory Approvals. All Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired. (e) Shareholder Approval. The shareholders of SimplyBank shall have approved and adopted this Agreement as required by applicable Law and the terms of this Agreement.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 62 (f) Officers’ Certificate. FFC shall have delivered to SimplyBank a certificate signed by its Chief Executive Officer and its Secretary, dated as of the Effective Time, certifying that: (i) the representations and warranties of FFC contained in Article IV are true, accurate and correct in all respects on and as of the Effective Time subject to the standard specified in Section 7.02(a) above; (ii) all the covenants of FFC have been complied with in all material respects from the date of this Agreement through and as of the Effective Time; and (iii) FFC has satisfied and fully complied with all conditions necessary to make this Agreement effective as to it. (g) Material Proceedings. None of FFC, SimplyBank, or any Subsidiary of FFC or SimplyBank, shall be subject to any statute, rule, regulation, injunction, order, or decree, which shall have been enacted, entered, promulgated, or enforced, which prohibits, prevents, or makes illegal the completion of the Interim Merger or the Bank Merger, and no material claim, litigation, or proceeding shall have been initiated and pending or threatened seeking to prevent the completion of the Interim Merger or the Bank Merger. ARTICLE VIII. TERMINATION OF MERGER Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date, only as follows: (a) by the mutual written consent of FFC and SimplyBank; (b) by either of SimplyBank or FFC by written notice to the other: (i) if this Agreement and the Interim Merger are not approved by the requisite vote of the shareholders of SimplyBank at the SimplyBank Shareholders’ Meeting contemplated in Section 5.01; (ii) (x) if any Governmental Authority of competent jurisdiction shall have issued an order, decree, judgment, or injunction or taken any other action that permanently restrains, enjoins, or otherwise prohibits or makes illegal the consummation of the Interim Merger or the Bank Merger, and such order, decree, judgment, injunction, or other action shall have become final and non-appealable; or (y) if any consent or approval of any Governmental Authority whose consent or approval is required to consummate the Interim Merger or the Bank Merger has been denied and such denial (despite the commercially reasonable efforts of the parties hereto to appeal or reverse such denial) has become final and non-appealable; or (z) any application, filing, or notice for a regulatory approval has been withdrawn at the request or recommendation of the applicable Governmental Authority; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to a party whose failure (or the failure of any of its affiliates) to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the occurrence of any event described in clauses (x), (y) and (z) above; (iii) if the consummation of the Interim Merger shall not have occurred on or before December 31, 2024 (the “Outside Date”); provided that the right to terminate this

AGREEMENT AND PLAN OF REORGANIZATION PAGE 63 Agreement under this Section 8.01(b)(iii) shall not be available to any party whose breach of any provision of this Agreement causes the failure of the Interim Merger to occur on or before the Outside Date; (iv) if the Estimated Clean-up Costs exceed $300,000, as further described in and subject to the limitations set forth in Section 5.12(c); or (c) by written notice from FFC to SimplyBank, if: (i) any event shall have occurred which is not capable of being cured prior to the Outside Date and would result in any condition set forth in Section 7.01 not being satisfied prior to the Outside Date; (ii) SimplyBank breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.01, and such condition is incapable of being satisfied by the Outside Date or such breach has not been cured by SimplyBank within twenty (20) business days after SimplyBank’s receipt of written notice of such breach from FFC; (iii) there shall have occurred after the date of this Agreement any event, change, condition, circumstance or state of facts, or aggregation of events, changes, conditions, circumstance or state of facts, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SimplyBank or any Subsidiary; or (d) by written notice from SimplyBank to FFC if: (i) any event shall have occurred which is not capable of being cured prior to the Outside Date and would result in any condition set forth in Section 7.02 not being satisfied prior to the Outside Date; (ii) FFC breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.02 and such condition is incapable of being satisfied by the Outside Date or such breach has not been cured by FFC within twenty (20) business days after FFC’s receipt of written notice of such breach from SimplyBank; (iii) (A) the SimplyBank Board (or a duly authorized committee thereof) has authorized SimplyBank to enter into an Acquisition Agreement and/or effect an Adverse Recommendation Change with respect to a Superior Proposal; (B) SimplyBank has complied in all respects with Section 5.06; (C) FFC does not make a proposal that would, in the reasonable good faith judgment of the SimplyBank Board (after consultation with financial advisors and outside legal counsel), cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal, pursuant to Section 5.06(c); and (D) immediately after the termination of this Agreement pursuant to this

AGREEMENT AND PLAN OF REORGANIZATION PAGE 64 Section, SimplyBank enters into an alternative Acquisition Agreement with respect to the Superior Proposal referred to in the foregoing clause (A); or (e) by written notice from FFC to SimplyBank: (i) if the SimplyBank Board shall fail to include its recommendation to approve the Interim Merger in the Proxy Statement; (ii) in the event of an Adverse Recommendation Change or an Adverse Recommendation Change Notice; (iii) if the SimplyBank Board shall approve any Acquisition Proposal or publicly recommend that the holders of SimplyBank Common Stock accept or approve any Acquisition Proposal; or (iv) if SimplyBank shall have entered into, or publicly announced its intention to enter into, a definitive agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal. Effect of Termination. Subject to the remainder of this Section 8.02, in the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of FFC or SimplyBank and each of their respective subsidiaries, directors, officers, employees, advisors, agents, or shareholders and all rights and obligations of any party under this Agreement shall cease, except for the agreements contained in Sections 5.10(c) and 8.02 and Article XI, which shall remain in full force and effect and survive any termination of this Agreement; provided, however, that nothing contained in this Agreement, including this Section 8.02, shall relieve any party hereto from liabilities or damages arising out of any fraud or intentional or willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement or any related agreement. (a) SimplyBank shall pay to FFC an amount in cash equal to $2,900,000 (the “Termination Fee”) if: (i) this Agreement is terminated by FFC pursuant to Section 8.01(e); or (ii) this Agreement is terminated by either party pursuant to Section 8.01(b)(i) as a result of the failure of SimplyBank’s shareholders to approve the Agreement and the Interim Merger by the requisite vote and, prior to the date that is twelve (12) months after such termination, SimplyBank or any of its Subsidiaries enters into any Acquisition Agreement or any Acquisition Proposal is consummated (regardless of whether such Acquisition Proposal is made or consummated before or after termination of this Agreement); (iii) this Agreement is terminated by either SimplyBank or FFC pursuant to Section 8.01(b)(iii) and (A) prior to the date of such termination, an Acquisition Proposal

AGREEMENT AND PLAN OF REORGANIZATION PAGE 65 was made, and (B) prior to the date that is twelve (12) months after such termination, SimplyBank or any of its Subsidiaries enters into any Acquisition Agreement or any Acquisition Proposal is consummated; or6 (iv) (A) this Agreement is terminated by SimplyBank pursuant to Section 8.01(d)(iii) without the vote of the shareholders of SimplyBank at the SimplyBank Shareholders’ Meeting contemplated in Section 5.01 (and all other conditions set forth in Article VII had been satisfied or were capable of being satisfied at a time prior to the termination); and (B) prior to the date that is twelve (12) months after such termination, SimplyBank or any of its Subsidiaries enters into any Acquisition Agreement or any Acquisition Proposal is consummated. (b) Any fee due under Section 8.02(a) shall be paid by SimplyBank by wire transfer of same day funds concurrently with (i) such termination if the Termination Fee is owed pursuant to Section 8.02(a)(i) or (ii) within two business days after the last event giving rise to the obligation to pay the Termination Fee, if under Section 8.02(a)(ii), Section 8.02(a)(iii), or Section 8.02(a)(iv). (c) In the event FFC becomes entitled to the Termination Fee pursuant to Section 8.02(a), then the payment of such Termination Fee shall be the sole and exclusive remedy for such termination event and such fee shall constitute liquidated damages. SimplyBank acknowledges that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, FFC would not have entered into this Agreement. Accordingly, if SimplyBank fails promptly to pay the Termination Fee when due as contemplated by Section 8.02(b) above, and, in order to obtain such payment, FFC commences a suit that results in a judgment against SimplyBank for the Termination Fee, SimplyBank shall also pay to FFC its reasonable costs and expenses (including attorneys’ and accountants’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest at the national prime rate in effect on the date such payment was required to be made. ARTICLE IX. EFFECTIVE TIME OF THE MERGER Upon the terms and subject to the conditions specified in this Agreement, the Interim Merger shall become effective on the day and at the time specified in the Articles of Merger as filed with the Tennessee Secretary of State (the “Effective Time”). Unless otherwise mutually agreed to by the parties hereto, the parties shall cause the Effective Time to occur within ten (10) business days after the later to occur of (a) all conditions precedent to the Interim Merger set forth in this Agreement have been fulfilled (other than conditions that, by their nature, are required to be fulfilled on the Closing Date), and (b) all waiting periods in connection with the bank regulatory applications filed for the approval of the Interim Merger and the Bank Merger have expired. 6 If FFC would like to include a provision here related to termination based on intentional/willful/grossly negligent breach of the Agreement, it would need to be reciprocal and limited to costs and expenses, not the full termination fee.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 66 ARTICLE X. CLOSING Closing Date and Place. So long as all conditions precedent set forth in Article VII hereof have been satisfied and fulfilled, the closing of the Interim Merger (the “Closing”) will take place on the date determined to be the date of the Effective Time by Article IX hereof (the “Closing Date”) at a location to be reasonably determined by FFC. Deliveries. (a) At the Closing, FFC will deliver to SimplyBank the following: (i) the officers’ certificate contemplated by Section 7.02(f) hereof; (ii) copies of all Regulatory Approvals necessary to consummate the Interim Merger; (iii) copies of the resolutions adopted by the Board of Directors of FFC, Bank, and FFB Interim Bank, certified by the Secretary of FFC, Bank, and FFB Interim Bank, respectively, relative to the approval of this Agreement and the Interim Merger; (iv) evidence of the purchase of director and officer liability insurance for the benefit of the Indemnified Parties in accordance with Section 6.04; and (v) such other documents and information as SimplyBank or its legal counsel may reasonably request. (b) At the Closing, SimplyBank will deliver to FFC the following: (i) the officers’ certificate contemplated by Section 7.01(f) hereof; (ii) copies of the resolutions adopted by the Board of Directors and shareholders of SimplyBank certified by the Secretary of SimplyBank relative to the approval of this Agreement and the Interim Merger; (iii) the 280G opinion required by Section 7.01(g) hereof; (iv) the Acknowledgement and Release Agreements contemplated by Section 7.01(k) hereof; (v) evidence of the termination of any agreement at the request or direction of FFC or as otherwise required by this Agreement (including, without limitation, the termination of the Data Processing Agreement, the SimplyBank 401(k) Plan, and/or any SimplyBank Plan); (vi) a properly executed certificate of SimplyBank certifying that SimplyBank is not, and has not been, a United States real property holding corporation, within the

AGREEMENT AND PLAN OF REORGANIZATION PAGE 67 meaning of Section 897 of the Code, during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code, which certificate complies with the requirements of Section 1445 of the Code; and (vii) such other documents and information as FFC or its legal counsel may reasonably request via written notice to SimplyBank given at least two (2) business days prior to the Closing Date. ARTICLE XI. MISCELLANEOUS Effective Agreement. This Agreement and the recitals hereof shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the respective parties hereto under this Agreement may be assigned by any party hereto without the prior written consent of the other parties hereto. Except as provided by Section 6.04 (dealing with rights to indemnification and advancements of expenses, and the rights to insurance coverage, provided to certain persons) and by Section 6.02(g) (dealing with severance rights), the representations, warranties, covenants and agreements contained in this Agreement, as well as the documents and instruments referred to herein, are for the sole benefit of the parties hereto and their successors and assigns, and they will not be construed as conferring any rights on any other Persons, other than the right of SimplyBank, on behalf of its shareholders, to pursue damages in the event of fraud or an intentional breach of this Agreement as provided in Section 8.02(a) hereof. Waiver; Amendment. (a) The parties hereto may by an instrument in writing: (i) extend the time for the performance of or otherwise amend any of the covenants, conditions or agreements of the other parties under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant hereto or thereto; (iii) waive the performance by the other parties of any of the covenants or agreements to be performed by it or them under this Agreement; or (iv) waive the satisfaction or fulfillment of any condition, the nonsatisfaction or nonfulfillment of which is a condition to the right of the party so waiving to consummate the Interim Merger or the Bank Merger. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement will not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder. (b) This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto. Notices. All notices, requests and other communications hereunder will be in writing and will be deemed to have been duly given if delivered by hand and receipted for, delivered by certified United States Mail, return receipt requested, first class postage pre-paid, or delivered by overnight express receipted delivery service as follows:

AGREEMENT AND PLAN OF REORGANIZATION PAGE 68 If to FFC: with a copy (which shall not constitute notice) to: First Financial Corporation One First Financial Plaza Terre Haute, Indiana 47897 Attn: Norman L. Lowery Chairman and CEO Email:lowerynl@first-online.com Amundsen Davis LLC Capital Center, South Tower 201 North Illinois Street, Suite 1400 Indianapolis, Indiana 46204 Attn: John W. Tanselle Email: jtanselle@amundsendavislaw.com If to SimplyBank: with a copy (which shall not constitute notice) to: SimplyBank. 420 3rd Avenue Dayton, Tennessee 37321 Attn: John Owen, CEO Email: John.Owen@Simply.Bank Frost Brown Todd LLC 400 West Market Street, Suite 3200 Louisville, Kentucky 40202-3363 Attn: Nathan L. Berger Email: nberger@fbtlaw.com and with a copy (which shall not constitute notice) to: Gearhiser Peters Elliott & Cannon, PLLC 320 McCallie Avenue Chattanooga, TN 37402 Attn: R. Wayne Peters Email: wpeters@gearhiserpeters.com or such substituted address or Person as any of them has given to the other in writing. All such notices, requests or other communications shall be effective: (a) if delivered by hand, when delivered; (b) if mailed in the manner provided herein, five (5) business days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; or (d) if delivered to the applicable email address, upon confirmed transmission by sender to such email address. Headings. The headings in this Agreement have been inserted solely for ease of reference and should not be considered in the interpretation or construction of this Agreement. Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be an original, but such counterparts shall together constitute one and the same instrument.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 69 Governing Law; Specific Enforcement; Jury Trial. This Agreement (and any and all other documents, agreements and instruments entered into in connection with the Interim Merger, the Bank Merger, and any related transaction; collectively, the “Related Agreements”) shall be governed by and construed in accordance with the Laws of the State of Indiana and applicable federal Laws, without regard to principles of conflicts of law. The parties hereto hereby agree that all claims, actions, suits and proceedings between the parties hereto relating to this Agreement or any Related Agreement shall be filed, tried and litigated only in the Circuit or Superior Courts of Vigo County, Indiana or the United States District Court for the Southern District of Indiana, Terre Haute Division. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts. The parties agree that irreparable damage would occur in the event that any provision of this Agreement or any Related Agreement was not performed in accordance with its specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement or any Related Agreement and to enforce specifically the terms and provisions of this Agreement or any Related Agreement in any court identified above, this being in addition to any other remedy to which they are entitled at law or in equity. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED AGREEMENT. Entire Agreement. This Agreement and the Exhibits hereto supersede all other prior or contemporaneous understandings, commitments, representations, negotiations or agreements, whether oral or written, among the parties hereto relating to the Interim Merger, the Bank Merger or matters contemplated herein and constitute the entire agreement between the parties hereto, except as otherwise provided herein and except for the Confidentiality Agreement dated August 15, 2023, by and between the parties (the “Confidentiality Agreement”). Upon the execution of this Agreement by all the parties hereto, any and all other prior writings of either party relating to the Interim Merger or the Bank Merger, will terminate and will be rendered of no further force or effect. The parties hereto agree that each party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. Survival of Representations, Warranties or Covenants. Except as set forth in the following sentence, none of the representations, warranties or covenants of the parties will survive the Effective Time or the earlier termination of this Agreement, and thereafter the parties will have no further liability with respect thereto. The covenants contained in Sections 5.10(c) and 8.02 and this Article XI shall survive termination of this Agreement and remain in full force and effect. The covenants contained in Sections 1.01, 1.03, 2.02, 5.16, 5.17, 6.02, 6.04, 6.06 and all of the provisions of this Article XI shall survive the Effective Time. Expenses. Except as provided elsewhere in this Agreement, each party to this Agreement shall pay its own expenses incidental to the Interim Merger and the Bank Merger contemplated hereby.

AGREEMENT AND PLAN OF REORGANIZATION PAGE 70 Certain References. Whenever in this Agreement a singular word is used, it also will include the plural wherever required by the context and vice versa, and the masculine or neuter gender shall include the masculine, feminine and neuter genders. Except as expressly stated otherwise, all references in this Agreement to periods of days shall be construed to refer to calendar, not business, days. The term “business day” will mean any day except Saturday and Sunday when First Financial Bank, in Terre Haute, Indiana, is open for the transaction of business. [SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, FFC, the Bank, and SimplyBank have made and entered into this Agreement as of the day and year first above written and have caused this Agreement to be executed, attested in counterparts and delivered by their duly authorized officers. FIRST FINANCIAL CORPORATION By: _____________________ Norman L. Lowery Chairman and CEO FIRST FINANCIAL BANK, NATIONAL ASSOCIATION By: _____________________ Norman L. Lowery Chairman and CEO SIMPLYBANK. By: _____________________ John Owen CEO Joined in as a party this ______ day of ___________, 2023. FFB INTERIM BANK, N.A. By: _____________________ Norman L. Lowery President Signature Page to Agreement and Plan of Reorganization

INDEX OF EXHIBITS Exhibit A................................................................... Voting Agreement Exhibit B................................................................... Interim Merger Agreement Exhibit C................................................................... Bank Merger Agreement

EXHIBIT A EXHIBIT A VOTING AGREEMENT (See attached)

EXHIBIT A VOTING AGREEMENT The undersigned, being a shareholder of SIMPLYBANK., a Tennessee commercial banking corporation (“SimplyBank”), in connection with that certain Agreement and Plan of Reorganization (“Agreement and Plan of Reorganization”) among First Financial Corporation (“FFC”), First Financial Bank, National Association, SimplyBank, and FFB Interim Bank, N.A. (the “Interim Bank”) (a to-be-formed interim national banking association), whereby FFC will acquire all of the outstanding capital stock of SimplyBank in exchange for cash consideration (the “Interim Merger”), in consideration of the benefits to be derived from the consummation of such merger and in consideration of the mutual agreements made in the Agreement and Plan of Reorganization and herein, and in order to induce FFC to execute and deliver the Agreement and Plan of Reorganization to SimplyBank and to proceed with the consummation of the Interim Merger and to incur the expenses required in connection therewith, hereby irrevocably covenants and agrees with each of the parties to such Agreement and Plan of Reorganization that the undersigned: (a) if a director of SimplyBank, and subject to fiduciary duties and Section 5.06 of the Agreement and Plan of Reorganization, will recommend the Interim Merger for approval and adoption by the shareholders of SimplyBank; (b) will vote or direct the vote of all shares of common stock of SimplyBank (“SimplyBank Common Stock”) now or hereafter owned, beneficially or of record, or controlled by him or her, whether individually or in a fiduciary capacity, in person or by proxy, at any meeting of the shareholders of SimplyBank or adjournments thereof, in favor of the approval and adoption of the Agreement and Plan of Reorganization and the Interim Merger; (c) will refrain from making disparaging comments regarding the parties to the transactions or the proposed transactions, or taking any other action in opposition to the transactions; and (d) will not transfer any shares of SimplyBank Common Stock, or any right or option with respect thereto or any interest therein, without first obtaining from the transferee thereof and furnishing to FFC a written agreement of such transferee substantially to the effect of the agreements herein made and in form and substance acceptable to FFC. The undersigned represents and warrants that he or she (except to the extent indicated below) is the sole record and/or beneficial owner of, or the fiduciary with rights to vote and dispose of, the number of shares of SimplyBank Common Stock indicated beside his or her signature below. Each undersigned further represents and warrants that the undersigned’s obligations under this Voting Agreement are entered into freely and are not dependent on the participation of any other shareholder or director of SimplyBank. This Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (a) the consummation of the Interim Bank Merger; (b) the termination of the Agreement and Plan of Reorganization in accordance with its

EXHIBIT A terms; (c) the taking of such action whereby a majority of the SimplyBank Board, in accordance with the terms and conditions of Section 5.06 of the Agreement and Plan of Reorganization, withdraws its favorable recommendation of the Agreement and Plan of Reorganization to the shareholders of SimplyBank; or (d) December 31, 2024. This Voting Agreement may be executed in one or more counterparts and delivered by facsimile, pdf or other means of electronic communication, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal Laws, without regard to principles of conflicts of law. The parties hereto hereby agree that all claims, actions, suits and proceedings between the parties hereto relating to this Voting Agreement shall be filed, tried and litigated only in the Circuit or Superior Courts of Vigo County, Indiana or the United States District Court for the Southern District of Indiana, Terre Haute Division. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such courts. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or other equitable relief to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions of this Voting Agreement in any court identified above, this being in addition to any other remedy to which they are entitled at law or in equity. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS VOTING AGREEMENT. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

EXHIBIT A EXECUTED AND DELIVERED as of November 13, 2023. SHAREHOLDER: ______________________________________ ([•]shares) [Shareholder Name] [SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT B EXHIBIT B INTERIM MERGER AGREEMENT (See attached)

EXHIBIT B BANK MERGER AGREEMENT Agreement To Merge between SIMPLYBANK. and FFB INTERIM BANK, N.A. under the charter of SIMPLYBANK. under the title of SIMPLYBANK. This agreement made as of November [●], 2023, between SimplyBank. (hereinafter referred to as “SimplyBank”), a state chartered bank incorporated under the laws of the State of Tennessee, being located at 420 3rd Avenue, Dayton, Rhea County, Tennessee 37321 and FFB Interim Bank, N.A. (hereinafter referred to as “FFB Interim Bank”), a national banking association organized under the laws of the United States, being located at 420 3rd Avenue, Dayton, Rhea County, Tennessee 37321, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, or the unanimous consent of its directors, pursuant to the authority given by and in accordance with the provisions of 12 USC § 214a and T.C.A. § 45-2-1303, witnessed as follows: Section 1. FFB Interim Bank shall be merged into SimplyBank under the charter of the latter (hereinafter referred to as the “Interim Merger”). Section 2. The name of the receiving bank (hereinafter referred to as the “Bank”) shall be SimplyBank. Section 3. The business of the Bank shall be that of a Tennessee state chartered bank. This business shall be conducted by the Bank at its main office to be located at 420 3rd Avenue, Dayton, Tennessee 37321, and at its legally established branches.

EXHIBIT B Section 4. The amount of capital stock of the Bank shall be as specified in the Charter of the Bank. Section 5. All assets as they exist at the effective time of the Interim Merger shall pass to and vest in the Bank without any conveyance or other transfer. The Bank shall be responsible for all of the liabilities of every kind and description of each of the merging banks existing as of the effective time of the Interim Merger. Section 6. Each issued and outstanding share of capital stock of SimplyBank is held by the SimplyBank shareholders. Each issued and outstanding share of capital stock of FFB Interim Bank is held by First Financial Corporation, an Indiana corporation and a financial holding company registered under the Bank Holding Company Act of 1956, as amended (hereinafter referred to as “FFC”). Effective immediately subsequent to the Interim Merger, and subject to the terms and conditions of this agreement, (i) each share of capital stock of SimplyBank shall be exchanged for the merger consideration as set forth in the Agreement and Plan of Reorganization by and among FFC, First Financial Bank, National Association, SimplyBank, and FFB Interim Bank dated as of November 13, 2023 (hereinafter referred to as the “Merger Agreement”); and (ii) each share of capital stock of FFB Interim Bank shall be extinguished, canceled and retired. The obligation of each of SimplyBank and FFB Interim Bank to merge is subject to the satisfaction or waiver (subject to applicable law) of all the conditions set forth in the Merger Agreement. Section 7. Except as otherwise provided for in the Merger Agreement, neither of the banks shall declare nor pay any dividend to its shareholders between the date of this agreement and the time at which the Interim Merger shall become effective, nor dispose of any of its assets in any other manner, except in the normal course of business and for adequate value. Section 8. The individuals serving as directors of SimplyBank immediately prior to the effective time of the Interim Merger shall continue to serve as the board of directors of the Bank until the next annual meeting or until such time as their successors have been elected and have qualified. Section 9. From and after the time the Interim Merger shall become effective as specified in the approval issued by the Comptroller of the Currency, the Charter of SimplyBank shall be the Charter of the Bank.

EXHIBIT B Section 10. This agreement shall automatically terminate, without any further action by either party hereto, immediately upon the termination of the Merger Agreement. Section 11. This agreement shall be ratified and confirmed by the affirmative vote of shareholders of each of the merging banks owning at least two thirds of its capital stock outstanding, at a meeting to be held on the call of the directors, or by unanimous written consent of its directors; and the Interim Merger shall become effective at the time specified in the requisite filing with the Commissioner of the Tennessee Department of Financial Institutions. * * * * *

EXHIBIT B WITNESS, the signatures of the merging banks this [●] day of November, 2023 each set by its chief executive officer and attested to by its secretary, pursuant to a resolution of its board of directors, acting by a majority, or the unanimous consent of its directors. SIMPLYBANK. Attest: By: _______________________________ Printed: John Owen Its: Chief Executive Officer ____________________ Secretary FFB INTERIM BANK, N.A. Attest: By: ________________________________ Printed: Norman L. Lowery Its: President and Chief Executive Officer ____________________ Secretary

EXHIBIT C EXHIBIT C BANK MERGER AGREEMENT (See attached)

EXHIBIT C BANK MERGER AGREEMENT Agreement To Merge between FIRST FINANCIAL BANK, NATIONAL ASSOCIATION and SIMPLYBANK. under the charter of FIRST FINANCIAL BANK, NATIONAL ASSOCIATION under the title of FIRST FINANCIAL BANK, NATIONAL ASSOCIATION This agreement made as of November 13, 2023, between First Financial Bank, National Association (hereinafter referred to as “First Financial Bank”), a national banking association organized under the laws of the United States, being located at One First Financial Plaza, Terre Haute, Vigo County, Indiana 47807, and SimplyBank. (hereinafter referred to as “SimplyBank”), a state chartered bank incorporated under the laws of the State of Tennessee, being located at 420 3rd Avenue, Dayton, Rhea County, Tennessee 37321, each acting pursuant to a resolution of its board of directors, adopted by the vote of a majority of its directors, or the unanimous consent of its directors, pursuant to the authority given by and in accordance with the provisions of 12 USC § 215a-1 and 12 USC § 1831u, witnessed as follows: Section 1. SimplyBank shall be merged into First Financial Bank under the charter of the latter (hereinafter referred to as the “Bank Merger”). Section 2. The name of the receiving association (hereinafter referred to as the “Association”) shall be First Financial Bank, National Association. Section 3. The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office to be located at One First Financial Plaza, Terre Haute, Indiana 47807, and at its legally established branches.

EXHIBIT C Section 4. The amount of capital stock of the Association shall be as specified in the Articles of Association of the Association. Section 5. All assets as they exist at the effective time of the Bank Merger shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description of each of the merging banks existing as of the effective time of the Bank Merger. Section 6. Each issued and outstanding share of capital stock of First Financial Bank and SimplyBank is held by First Financial Corporation, an Indiana corporation and a financial holding company registered under the Bank Holding Company Act of 1956, as amended (hereinafter referred to as “FFC”). Immediately prior to the Bank Merger, FFB Interim Bank, N.A., a to-be-formed interim national banking association and wholly-owned subsidiary of FFC (hereinafter referred to as “FFB Interim Bank”) shall merge with and into SimplyBank (hereinafter referred to as the “Interim Merger”), with SimplyBank surviving such merger as a wholly-owned subsidiary of FFC. In the Interim Merger, the outstanding shares of SimplyBank will be exchanged for the merger consideration as set forth in the Agreement and Plan of Reorganization by and among FFC, First Financial Bank, SimplyBank, and FFB Interim Bank dated as of November 13, 2023 (hereinafter referred to as the “Merger Agreement”). The obligation of each of SimplyBank and First Financial Bank to merge is subject to the satisfaction or waiver (subject to applicable law) of all the conditions set forth in the Merger Agreement and the consummation of the Interim Merger. Effective immediately subsequent to the Bank Merger, and subject to the terms and conditions of this agreement, (i) each share of capital stock of SimplyBank shall be extinguished, canceled and retired and no consideration shall be paid therefor; and (ii) each share of capital stock of First Financial Bank shall remain issued and outstanding shares of capital stock of the Association. Section 7. Except as otherwise provided for in the Merger Agreement, neither of the banks shall declare nor pay any dividend to its shareholders between the date of this agreement and the time at which the Bank Merger shall become effective, nor dispose of any of its assets in any other manner, except in the normal course of business and for adequate value.

EXHIBIT C Section 8. The individuals serving as directors of First Financial Bank immediately prior to the effective time of the Bank Merger shall continue to serve as the board of directors of the Association until the next annual meeting or until such time as their successors have been elected and have qualified. Section 9. From and after the time the Bank Merger shall become effective as specified in the approval issued by the Comptroller of the Currency, the Articles of Association of First Financial Bank shall be the Articles of Association of the Association. Section 10. This agreement shall automatically terminate, without any further action by either party hereto, immediately upon the termination of the Merger Agreement. Section 11. This agreement shall be ratified and confirmed by the affirmative vote of shareholders of each of the merging banks owning at least two thirds of its capital stock outstanding, at a meeting to be held on the call of the directors or by unanimous written consent; and the Bank Merger shall become effective at the time specified in a merger approval to be issued by the Office of the Comptroller of the Currency of the United States. * * * * *

EXHIBIT C WITNESS, the signatures of the merging banks this 13th day of November, 2023 each set by its chief executive officer and attested to by its secretary, pursuant to a resolution of its board of directors, acting by a majority, or the unanimous consent of its directors. FIRST FINANCIAL BANK Attest: By: _______________________________ Printed: Norman L. Lowery Its: President and Chief Executive Officer ____________________ Secretary SIMPLYBANK. Attest: By: ________________________________ Printed: John Owen Its: Chief Executive Officer ____________________ Secretary